As filed with the Securities and Exchange Commission on June 26, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Broadcom Inc.

(Exact name of registrant as specified in its charter)

Delaware	3674	35-2617337	1320 Ridder Park Drive, San Jose, California 95131 (408) 433-8000
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

and

The Other Registrants Named in the Table of Additional Registrants Below

Mark Brazeal

Rebecca Boyden

Broadcom Inc.

1320 Ridder Park Drive

San Jose, California 95131

(408) 433-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Anthony J. Richmond

Brian D. Paulson

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Note(1)	Maximum Aggregate Offering Price	Amount of Registration Fee
April 2019 Notes
3.125% Senior Notes due 2021	$525,342,000	100% of Principal Amount	$525,342,000	$68,190
3.125% Senior Notes due 2022	$692,841,000	100% of Principal Amount	$692,841,000	$89,931
3.625% Senior Notes due 2024	$1,044,409,000	100% of Principal Amount	$1,044,409,000	$135,565
4.250% Senior Notes due 2026	$2,500,000,000	100% of Principal Amount	$2,500,000,000	$324,500
4.750% Senior Notes due 2029	$3,000,000,000	100% of Principal Amount	$3,000,000,000	$389,400
Guarantees of 3.125% Senior Notes due 2021(2)	N/A	N/A	N/A	$0(6)
Guarantees of 3.125% Senior Notes due 2022(2)	N/A	N/A	N/A	$0(6)
Guarantees of 3.625% Senior Notes due 2024(2)	N/A	N/A	N/A	$0(6)
Guarantees of 4.250% Senior Notes due 2026(2)	N/A	N/A	N/A	$0(6)
Guarantees of 4.750% Senior Notes due 2029(2)	N/A	N/A	N/A	$0(6)
April 2020 Notes
4.700% Senior Notes due 2025	$2,250,000,000	100% of Principal Amount	$2,250,000,000	$292,050
5.000% Senior Notes due 2030	$2,250,000,000	100% of Principal Amount	$2,250,000,000	$292,050
Guarantees of 4.700% Senior Notes due 2025(3)	N/A	N/A	N/A	$0(6)
Guarantees of 5.000% Senior Notes due 2030(3)	N/A	N/A	N/A	$0(6)
May 2020 Notes
2.250% Senior Notes due 2023	$1,000,000,000	100% of Principal Amount	$1,000,000,000	$129,800
3.150% Senior Notes due 2025	$2,250,000,000	100% of Principal Amount	$2,250,000,000	$292,050
4.150% Senior Notes due 2030	$2,750,000,000	100% of Principal Amount	$2,750,000,000	$356,950
4.300% Senior Notes due 2032	$2,000,000,000	100% of Principal Amount	$2,000,000,000	$259,600
Guarantees of 2.250% Senior Notes due 2023(4)	N/A	N/A	N/A	$0(6)
Guarantees of 3.150% Senior Notes due 2025(4)	N/A	N/A	N/A	$0(6)
Guarantees of 4.150% Senior Notes due 2030(4)	N/A	N/A	N/A	$0(6)
Guarantees of 4.300% Senior Notes due 2032(4)	N/A	N/A	N/A	$0(6)
June 2020 Notes
3.459% Senior Notes due 2026	$1,695,320,000	100% of Principal Amount	$1,695,320,000	$220,053
4.110% Senior Notes due 2028	$2,222,349,000	100% of Principal Amount	$2,222,349,000	$288,461
Guarantee of 3.459% Senior Notes due 2026(5)	N/A	N/A	N/A	$0(6)
Guarantee of 4.110% Senior Notes due 2028(5)	N/A	N/A	N/A	$0(6)
Total				$3,138,600

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Consists of guarantees of the 3.125% Senior Notes due 2021, 3.125% Senior Notes due 2022, 3.625% Senior Notes due 2024, 4.250% Senior Notes due 2026 and 4.750% Senior Notes due 2029 by Broadcom Technologies Inc. and Broadcom Corporation, each listed on the Table of Additional Registrants below.

(3)

Consists of guarantees of the 4.700% Senior Notes due 2025 and 5.000% Senior Notes due 2030 by Broadcom Technologies Inc. and Broadcom Corporation, each listed on the Table of Additional Registrants below.

(4)

Consists of guarantees of the 2.250% Senior Notes due 2023, 3.150% Senior Notes due 2025, 4.150% Senior Notes due 2030 and 4.300% Senior Notes due 2032 by Broadcom Technologies Inc. and Broadcom Corporation, each listed on the Table of Additional Registrants below.

(5)

Consists of guarantees of the 3.459% Senior Notes due 2026 and 4.110% Senior Notes due 2028 by Broadcom Technologies Inc. and Broadcom Corporation, each listed on the Table of Additional Registrants below.

(6)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Additional Registrants (as Guarantors of the 3.125% Senior Notes due 2021, 3.125% Senior Notes due 2022, 3.625% Senior Notes due 2024, 4.250% Senior Notes due 2026 and 4.750% Senior Notes due 2029; the 4.700% Senior Notes due 2025 and 5.000% Senior Notes due 2030; the 2.250% Senior Notes due 2023, 3.150% Senior Notes due 2025, 4.150% Senior Notes due 2030 and 4.300% Senior Notes due 2032; and the 3.459% Senior Notes due 2026 and 4.110% Senior Notes due 2028)

Exact Name of Registrant as Specified in its Charter *	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
Broadcom Technologies Inc.	Delaware	82-4133616	3674
Broadcom Corporation	California	33-0480482	3674

*

Broadcom Technologies Inc. and Broadcom Corporation are wholly-owned subsidiaries of Broadcom Inc. The address, including zip code, and telephone number, including area code, of Broadcom Technologies Inc.’s and Broadcom Corporation’s principal executive offices is 1320 Ridder Park Drive, San Jose, California 95131, telephone (408) 433-8000. The name, address, and telephone number of the agent for service for each additional registrant is Mark Brazeal and Rebecca Boyden, Broadcom Inc., 1320 Ridder Park Drive, San Jose, California 95131, telephone (408) 433-8000.

The information in this preliminary prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offering, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 26, 2020

PRELIMINARY PROSPECTUS

Broadcom Inc.

Exchange Offer for

$525,342,000 3.125% Senior Notes due 2021

$692,841,000 3.125% Senior Notes due 2022

$1,044,409,000 3.625% Senior Notes due 2024

$2,500,000,000 4.250% Senior Notes due 2026

$3,000,000,000 4.750% Senior Notes due 2029

$2,250,000,000 4.700% Senior Notes due 2025

$2,250,000,000 5.000% Senior Notes due 2030

$1,000,000,000 2.250% Senior Notes due 2023

$2,250,000,000 3.150% Senior Notes due 2025

$2,750,000,000 4.150% Senior Notes due 2030

$2,000,000,000 4.300% Senior Notes due 2032

$1,695,320,000 3.459% Senior Notes due 2026

$2,222,349,000 4.110% Senior Notes due 2028

Broadcom Inc., a Delaware corporation (the “Issuer,” “Broadcom,” “we” or “us”), is offering to issue up to $525,342,000 aggregate principal amount of 3.125% senior notes due 2021 (the “April 2021 Notes”), $692,841,000 aggregate principal amount of 3.125% senior notes due 2022 (the “October 2022 Notes”), $1,044,409,000 aggregate principal amount of 3.625% senior notes due 2024 (the “October 2024 Notes”), $2,500 million aggregate principal amount of 4.250% senior notes due 2026 (the “April 2026 Notes”) and $3,000 million aggregate principal amount of 4.750% senior notes due 2029 (the “April 2029 Notes” and, together with the April 2021 Notes, the October 2022 Notes, the October 2024 Notes and the April 2026 Notes, the “April 2019 Notes”); $2,250 million aggregate principal amount of 4.700% senior notes due 2025 (the “April 2025 Notes”) and $2,250 million aggregate principal amount of 5.000% senior notes due 2030 (the “April 2030 Notes,” and together with the April 2025 Notes, the “April 2020 Notes”); $1,000 million aggregate principal amount of 2.250% senior notes due 2023 (the “November 2023 Notes”), $2,250 million aggregate principal amount of 3.150% senior notes due 2025 (the “November 2025 Notes”), $2,750 million aggregate principal amount of 4.150% senior notes due 2030 (the “November 2030 Notes”) and $2,000 million aggregate principal amount of 4.300% senior notes due 2032 (the “November 2032 Notes,” and together with the November 2023 Notes, the November 2025 Notes and the November 2030 Notes, the “May 2020 Notes”); and $1,695,320,000 aggregate principal amount of 3.459% Senior Notes due 2026 (the “September 2026 Notes”) and $2,222,349,000 aggregate principal amount of 4.110% Senior Notes due 2028 (the “September 2028 Notes” and, together with the September 2026 Notes, the “June 2020 Notes”) (the April 2019 Notes, the April 2020 Notes, the May 2020 Notes and the June 2020 Notes, collectively the “exchange notes”), in an exchange offer registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for any and all of the $525,342,000 aggregate principal amount of the April 2021 Notes, $692,841,000 aggregate principal amount of the October 2022 Notes, $1,044,409,000 aggregate principal amount of the October 2024 Notes, $2,500 million aggregate principal amount of the April 2026 Notes and $3,000 million aggregate principal amount of the April 2029 Notes; $2,250 million aggregate principal amount of the April 2025 Notes and $2,250 million aggregate principal amount of the April 2030 Notes; $1,000 million aggregate principal amount of the November 2023 Notes, $2,250 million aggregate principal amount of the November 2025 Notes, $2,750 million aggregate principal amount of the November 2030 Notes and $2,000 million aggregate principal amount of the November 2032 Notes; and $1,695,320,000 aggregate principal amount of September 2026 Notes and $2,222,349,000 aggregate principal amount of the September 2028 Notes, respectively (collectively, the “outstanding notes”), that we issued on April 5, 2019 (in the case of the April 2019 Notes), April 9, 2020 (in the case of the April 2020 Notes), May 8, 2020 (in the case of the May 2020 Notes) and May 21, 2020 and June 4, 2020 (in the case of the June 2020 Notes).

Each series of exchange notes will initially be, and each series of outstanding notes is, fully and unconditionally guaranteed, jointly and severally, on an unsecured, unsubordinated basis by Broadcom Technologies Inc., a Delaware corporation (“BTI”), and Broadcom Corporation, a California corporation (“Broadcom Corporation,” and, together with BTI, the “Guarantors”). The guarantee of the Guarantors may be released under certain circumstances as described in this prospectus under “Description of Notes—Guarantees.”

We are offering to exchange the outstanding notes for the exchange notes to satisfy our obligations in the registration rights agreements that we entered into when the outstanding notes were sold pursuant to Rule 144A and Regulation S under the Securities Act.

The Exchange Offer

•

We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of the respective series of exchange notes that are freely tradable, except in limited circumstances as described below.

•	You may withdraw tenders of your outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 11:59 p.m., New York City time, on , 2020, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of the outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•

The terms of the exchange notes to be issued in the exchange offer are identical in all material respects to the terms of the respective series of outstanding notes, except that the exchange notes will be freely tradable, except in limited circumstances as described below.

Resales of the Exchange Notes

•

The exchange notes may be resold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on any securities exchange or market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the related indentures. In general, the outstanding notes may not be offered or sold, except in transactions that are registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We currently do not anticipate that we will register the resale of the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 14 for a discussion of certain risks that you should consider before participating in the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. We have agreed that, for a period of 180 days after the date of this prospectus (or such shorter period if a broker-dealer is no longer required to deliver the prospectus), we will make this prospectus available to any broker-dealer for use in connection with such resales. See “Plan of Distribution.”

If you are an affiliate of ours or any Guarantor, or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, then you cannot rely on the applicable interpretations of the Securities and Exchange Commission and you must comply with the registration requirements of the Securities Act in connection with any resale of the exchange notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2020.

You should rely only on the information contained or incorporated by reference in this prospectus or in any additional written communication prepared by or authorized by us. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or the exchange offer that is not contained in or incorporated by reference into this prospectus or in any additional written communication prepared by or on behalf of us. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange the outstanding notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or in any additional written communication prepared by or on behalf of us is accurate only as of the date on its cover page and that any information incorporated by reference herein is accurate only as of the date of the document containing such information incorporated by reference.

None of the Issuer, the Guarantors, the trustee, the exchange agent or any of their respective affiliates makes any recommendation as to whether or not you should tender outstanding notes pursuant to the exchange offer, and no one has been authorized by any of them to make such recommendations. You should make your own decisions as to whether to tender outstanding notes, and, if so, the principal amount of outstanding notes to tender.

This registration statement incorporates important business and financial information about Broadcom that is not included or delivered with this document. The registration statement, including the exhibits and schedules, is available at the SEC’s website at www.sec.gov. You may also access the SEC filings and obtain other information about Broadcom Inc. through the Investor Center Section of our website, which is located at www.broadcom.com. Information on, or accessible through, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus or any accompanying prospectus supplement, except for the SEC filings posted thereon that are referenced below.

As used in this prospectus, unless otherwise indicated or required by the context, the terms “Broadcom,” “we,” “our,” “us” and the “Company” refer to Broadcom Inc. and its consolidated subsidiaries, the term the “Issuer” refers only to the Issuer and not to any of its subsidiaries and the term “Guarantors” refers only to the Guarantors and not to any of their respective subsidiaries or parent companies.

We report financial results on a 52- or 53-week fiscal year. Our fiscal year ends on the Sunday closest to October 31 in a 52-week year and on the first Sunday in November in a 53-week year. We refer to our fiscal years by the calendar year in which they end. For example, the fiscal year ended November 3, 2019 is referred to as “fiscal year 2019.”

i

WHERE YOU CAN FIND MORE INFORMATION

The Issuer and the Guarantors have filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 under the Securities Act with respect to the exchange offer. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to the Issuer, the Guarantors and the exchange notes, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, to the extent that contract or document is filed or incorporated as an exhibit to the registration statement, we refer you to the that exhibit.

Broadcom Inc. files annual, quarterly and other reports with the SEC. These SEC filings and other information regarding Broadcom Inc. are available over the Internet at the SEC’s website at www.sec.gov. You may also access any document Broadcom Inc. files with the SEC through the Investor Center section of our website, which is located at www.broadcom.com.

ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus but are filed separately with the SEC. Certain information that Broadcom files after the date of this prospectus with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below, which Broadcom Inc. has filed with the SEC under file number 001-38449 and any future filings made by Broadcom with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the date the exchange offer is terminated (other than, in each case, documents or information deemed to have been furnished and not filed pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K):

(1)

Broadcom’s Annual Report on Form 10-K for the fiscal year ended November 3, 2019, filed with the SEC on December  20, 2019, as updated by the Company’s Current Report on Form 8-K filed on June 26, 2020;

(2)	Broadcom’s Quarterly Reports on Form 10-Q for the quarters ended February 2, 2020 and May 3, 2020, filed with the SEC on March 13, 2020 and June 12, 2020, respectively;

(3)

Broadcom’s Current Reports on Form 8-K filed with the SEC on November 4, 2019 (Items 1.01, 2.01 and 2.03 only), December  12, 2019 (Items 5.02 and 8.01 only), January  9, 2020, January  13, 2020, January  31, 2020, March  12, 2020 (Item 8.01 only), March  31, 2020, April  6, 2020 (two filings), April 9, 2020, April  15, 2020, April  22, 2020, May  5, 2020, May  6, 2020, May  8, 2020, May  19, 2020, May  21, 2020, June  3, 2020, June 4, 2020 (Item  8.01 only) and June 26, 2020; and

(4)

the information included in “Certain Relationships and Related Party Transactions,” “Directors’ Compensation,” “Executive Compensation” and “Equity Compensation Plan Information” in Broadcom’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 18, 2020.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

See “Where You Can Find More Information” above for further information concerning how to obtain copies of these SEC filings.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that we incorporate by reference into this prospectus. You should direct requests for documents to:

Broadcom Inc.

Attn: Investor Relations

1320 Ridder Park Drive

San Jose, California 95131 U.S.A.

Telephone: +1 (408) 433-8000

These documents can also be requested through, and are available in, the Investor Center section of our website, which is located at www.broadcom.com. The information contained on our website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN                      , 2020, WHICH IS FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE EXCHANGE OFFER.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus and may not contain all of the information that may be important to you. You should carefully read this together with the entire prospectus, and the documents incorporated by reference, including the “Risk Factors” section, the historical financial statements and the notes to those financial statements.

Broadcom

Broadcom is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. We develop semiconductor devices with a focus on complex digital and mixed signal complementary metal oxide semiconductor based devices and analog III-V based products. We have a history of innovation and offer thousands of products that are used in end products such as enterprise and data center networking, home connectivity, set-top boxes, broadband access, telecommunication equipment, smartphones and base stations, data center servers and storage systems, factory automation, power generation and alternative energy systems, and electronic displays. Our infrastructure software solutions enable customers to plan, develop, automate, manage and secure applications across mainframe, distributed, mobile and cloud platforms.

During the first quarter of our fiscal year ending November 1, 2020, we updated our organizational structure resulting in two reportable segments: semiconductor solutions and infrastructure software.

Semiconductor solutions. We provide semiconductor solutions for managing the movement of data in data center, telecom, enterprise and embedded networking applications. We provide a broad variety of radio frequency semiconductor devices, wireless connectivity solutions and custom touch controllers for mobile applications. We also provide semiconductor solutions for enabling the set-top box and broadband access markets and for enabling secure movement of digital data to and from host machines, such as servers, personal computers and storage systems, to the underlying storage devices, such as hard disk drives and solid state drives. We also provide a broad variety of products for the general industrial and automotive markets. Our semiconductor solutions segment also includes our IP licensing.

Infrastructure software. We provide a portfolio of mainframe, enterprise and storage area networking solutions, which enables customers to leverage the benefits of agility, automation, insights, resiliency and security in managing business processes and technology investments, and to reduce the cost and complexity of managing business information within a shared storage environment. We also offer a cybersecurity solutions portfolio, including data loss prevention, endpoint protection, and web, email and cloud security solutions.

Corporate Information

Broadcom Inc., a Delaware corporation, is the successor to Broadcom Pte. Ltd., a private company limited by shares incorporated under the laws of the Republic of Singapore (formerly, Broadcom Limited, and herein referred to as “Broadcom-Singapore”). As part of the plan to cause the publicly traded parent company of Broadcom to be a Delaware corporation, on April 4, 2018, Broadcom Inc. and Broadcom-Singapore completed a statutory scheme of arrangement under Singapore law (the “Scheme of Arrangement”). Pursuant to the Scheme of Arrangement, all Broadcom-Singapore ordinary shares outstanding immediately prior to the effective time of the Scheme of Arrangement were exchanged on a one-for-one basis for newly issued shares of Broadcom Inc. common stock (the “Redomiciliation Transaction”) and Broadcom-Singapore became an indirect wholly-owned subsidiary of Broadcom Inc.

The address of Broadcom Inc., Broadcom Technologies Inc. and Broadcom Corporation is 1320 Ridder Park Drive, San Jose, California 95131.

Our website address is www.broadcom.com. The information on, or accessible through, our website is not part of this prospectus.

Corporate Structure

The following chart summarizes our corporate structure and principal indebtedness as of June 12, 2020. This chart is provided for illustrative purposes only and does not represent all legal entities affiliated with, or all obligations of, the Issuer, the Guarantors or the other direct and indirect subsidiaries of the Issuer:

(1)

Existing notes consist of an aggregate principal amount of $24,180 million of senior notes issued by the Issuer and $10,526 million of senior notes issued by Broadcom Corporation (“BRCM”), under both of which the Issuer, Broadcom Technologies Inc. (“BTI”) and BRCM are the sole obligors. Existing notes issued by BRCM or the Issuer are as follows: $282 million of 2.200% Senior Notes due 2021; $842 million of 3.000% Senior Notes due 2022; $1,000 million of 2.650% Senior Notes due 2023; $1,352 million of 3.625% Senior Notes due 2024; $1,000 million of 3.125% Senior Notes due 2025; $4,800 million of 3.875% Senior Notes due 2027; $1,250 million of 3.500% Senior Notes due 2028; $525 million of 3.125% Senior Notes due 2021; $693 million of 3.125% Senior Notes due 2022; $1,000 million of 2.250% Senior Notes due 2023; $1,044 million of 3.625% Senior Notes due 2024; $2,250 million of 4.700% Senior Notes due 2025; $2,250 million of 3.150% Senior Notes due 2025; $2,500 million of 4.250% Senior Notes due 2026; $1,695 million of 3.459% Senior Notes due 2026; $2,222 million of 4.110% Senior Notes due 2028; $3,000 million of 4.750% Senior Notes due 2029; $2,250 million 5.000% Senior Notes due 2030; $2,750 million of 4.150% Senior Notes due 2030; and $2,000 million of 4.300% Senior Notes due 2032, respectively (collectively, the “Existing Notes”).

(2)	BRCM Notes consist of an aggregate principal amount of approximately $22 million of senior notes issued by BRCM, under which BRCM remains the sole obligor.
(3)

CA Notes consist of an aggregate principal amount of $883 million of senior notes issued by CA, under which CA remains the sole obligor, as follows: $283 million of 3.600% Senior Notes due 2022; $250 million of 4.500% Senior Notes due 2023 and $350 million of 4.700% Senior Notes due 2027.

(4)

The credit agreement, dated as of May 7, 2019, among us, the lenders and other parties party thereto, and Bank of America, N.A., as administrative agent (the “May 2019 Credit Agreement”) and the credit agreement, dated as of November 4, 2019, among us, the lenders and other parties party thereto, and Bank of America, N.A., as administrative agent (the “November 2019 Credit Agreement” and together with the May 2019 Credit Agreement, the “Credit Agreements”).

The Exchange Offer

In this prospectus:

(1) the term “outstanding notes” refers to the outstanding 3.125% senior notes due 2021 (the “April 2021 Notes”), 3.125% senior notes due 2022 (the “October 2022 Notes”), 3.625% senior notes due 2024 (the “October 2024 Notes”), 4.250% senior notes due 2026 (the “April 2026 Notes”) and 4.750% senior notes due 2029 (the “April 2029 Notes” and, together with the April 2021 Notes, the October 2022 Notes, the October 2024 Notes and the April 2026 Notes, the “April 2019 Notes”) and the related guarantees of the April 2019 Notes issued in a private placement on April 5, 2019 for a total aggregate principal amount of $7,762,592,000; 4.700% senior notes due 2025 (the “April 2025 Notes”) and 5.000% senior notes due 2030 (the “April 2030 Notes,” and together with the April 2025 Notes, the “April 2020 Notes”) and the related guarantees of the April 2020 Notes issued in a private placement on April 9, 2020 for a total aggregate principal amount of $4,500,000,000; 2.250% senior notes due 2023 (the “November 2023 Notes”), 3.150% senior notes due 2025 (the “November 2025 Notes”), 4.150% senior notes due 2030 (the “November 2030 Notes”) and 4.300% senior notes due 2032 (the “November 2032 Notes,” and together with the November 2023 Notes, the November 2025 Notes and the November 2030 Notes, the “May 2020 Notes”) and the related guarantees of the May 2020 Notes issued in a private placement on May 8, 2020 for a total aggregate principal amount of $8,000,000,000; and 3.459% Senior Notes due 2026 (the “September 2026 Notes”) and 4.110% Senior Notes due 2028 (the “September 2028 Notes” and, together with the September 2026 Notes, the “June 2020 Notes”) and the related guarantees of the June 2020 Notes issued in a private placement on (a) May 21, 2020 for a total aggregate principal amount of $3,915,943,000 and (b) June 4, 2020 for a total aggregate principal amount of $1,726,000;

(2) the term “exchange notes” refers to the April 2019 Notes, April 2020 Notes, May 2020 Notes and the June 2020 Notes and the related guarantees offered by this prospectus in exchange for the outstanding notes; and

(3) the term “notes” refers, collectively, to the outstanding notes and the exchange notes.

The summary below describes the principal terms of the exchange offer. See also the section of this prospectus titled “The Exchange Offer,” which contains a more detailed description of the terms and conditions of the exchange offer.

General	In connection with private placements completed on April 5, 2019, April 9, 2020, May 8, 2020 and, in the case of the June 2020 Notes, May 21, 2020 and June 4, 2020, we entered into registration rights agreements with the purchasers of the outstanding notes in which we agreed, among other things, to use our commercially reasonable efforts to cause the exchange offer described in this prospectus to be consummated upon the terms and subject to the conditions set forth in such registration rights agreements. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:

•	the offer and sale of the exchange notes will have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights that are applicable to the outstanding notes under the registration rights agreements; and

•	the provisions of the registration rights agreements that provide for payment of additional amounts upon a registration default are no longer applicable.

The Exchange Offer	We are offering to exchange up to the $525,342,000 aggregate principal amount of the April 2021 Notes, $692,841,000 aggregate principal amount of the October 2022 Notes, $1,044,409,000 aggregate principal amount of the October 2024 Notes, $2,500 million aggregate principal amount of the April 2026 Notes and $3,000 million aggregate principal amount of the April 2029 Notes; $2,250 million aggregate principal amount of the April 2025 Notes and $2,250 million aggregate principal amount of the April 2030 Notes; $1,000 million aggregate principal amount of the November 2023 Notes, $2,250 million aggregate principal amount of the November 2025 Notes, $2,750 million aggregate principal amount of the November 2030 Notes and $2,000 million aggregate principal amount of the November 2032 Notes; and $1,695,320,000 aggregate principal amount of the September 2026 Notes and $2,222,349,000 aggregate principal amount of September 2028 Notes and the respective related guarantees thereto, in each case the offer and sale of which have been registered under the Securities Act, for any and all of outstanding the April 2021 Notes, the October 2022 Notes, the October 2024 Notes, the April 2026 Notes and the April 2029 Notes; the April 2025 Notes and the April 2030 Notes; the November 2023 Notes, the November 2025 Notes, the November 2030 Notes and the November 2032 Notes; and the September 2026 Notes and the September 2028 Notes and the respective related guarantees thereto, respectively.

Outstanding notes may be exchanged only in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer and satisfaction of the conditions of acceptance of the notes for exchange.

Resale	Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without the requirement to comply with the registration and prospectus-delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Expiration Date	The exchange offer expires at 11:59 p.m., New York City time, on , 2020, unless extended by us. We do not currently intend to extend the expiration date.

Withdrawal	You may withdraw any tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes	The exchange notes bear interest at the following rates: 3.125% per annum for the April 2021 Notes, 3.125% per annum for the October 2022 Notes, 3.625% per annum for the October 2024 Notes, 4.250% per annum for the April 2026 Notes, 4.750% per annum for the April 2029 Notes; 4.700% per annum for the April 2025 Notes, 5.000% per annum for the April 2030 Notes; 2.250% per annum for the November 2023 Notes, 3.150% per annum for the November 2025 Notes, 4.150% per annum for the November 2030 Notes and 4.300% per annum for the November 2032 Notes; and 3.459% per annum for the September 2026 Notes and 4.110% per annum for the September 2028 Notes. In each case, the exchange notes bear interest from the most recent date on which interest has been paid on the notes.

The interest on the April 2019 Notes and the April 2020 Notes is payable on April 15 and October 15 of each year. The interest on the May 2020 Notes is payable on May 15 and November 15 each year. The interest on the June 2020 Notes is payable on March 15 and September 15 each year. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may assert or waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes

If you hold outstanding notes through DTC and wish to participate in the exchange offer, you must comply with the procedures under DTC’s Automated Tender Offer Program by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are not an “affiliate” of ours or of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Unless you hold your notes through The Depository Trust Company (“DTC”), if you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	None.

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant under the registration rights agreements. Accordingly, there will be no increase in the applicable interest rate on the outstanding notes under the circumstances described in the registration rights agreements. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indentures under which the outstanding notes were issued, except we will not have any further obligation to you to provide for the exchange and registration of the outstanding notes and related guarantees under the registration rights agreements. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indentures under which the outstanding notes were issued. In general, the outstanding notes may not be offered or sold, except in a transaction that is registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the offer and sale of the outstanding notes under the Securities Act.

U.S. Federal Income Tax Consequences of the Exchange Offer	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wilmington Trust, National Association, is the exchange agent for the exchange offer. The address of the exchange agent is set forth under “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding notes and the exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act and the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreements.

Issuer	Broadcom Inc., a Delaware corporation.

Securities Offered	April 2019 Notes:

$525,342,000 aggregate principal amount of 3.125% senior notes due 2021 (the “April 2021 Notes”) and the related guarantees.

$692,841,000 aggregate principal amount of 3.125% senior notes due 2022 (the “October 2022 Notes”) and the related guarantees.

$1,044,409,000 aggregate principal amount of 3.625% senior notes due 2024 (the “October 2024 Notes”) and the related guarantees.

$2,500 million aggregate principal amount of 4.250% senior notes due 2026 (the “April 2026 Notes”) and the related guarantees.

$3,000 million aggregate principal amount of 4.750% senior notes due 2029 (the “April 2029 Notes” and, together with the April 2021 Notes, the October 2022 Notes, the October 2024 Notes and the April 2026 Notes, the “April 2019 Notes”) and the related guarantees.

April 2020 Notes:

$2,250 million aggregate principal amount of 4.700% senior notes due 2025 (the “April 2025 Notes”) and the related guarantees.

$2,250 million aggregate principal amount of 5.000% senior notes due 2030 (the “April 2030 Notes,” and together with the April 2025 Notes, the “April 2020 Notes”) and the related guarantees.

May 2020 Notes:

$1,000 million aggregate principal amount of 2.250% senior notes due 2023 (the “November 2023 Notes”) and the related guarantees.

$2,250 million aggregate principal amount of 3.150% senior notes due 2025 (the “November 2025 Notes”) and the related guarantees.

$2,750 million aggregate principal amount of 4.150% senior notes due 2030 (the “November 2030 Notes”) and the related guarantees.

$2,000 million aggregate principal amount of 4.300% senior notes due 2032 (the “November 2032 Notes,” and together with the November 2023 Notes, the November 2025 Notes and the November 2030 Notes, the “May 2020 Notes”) and the related guarantees.

June 2020 Notes:

$1,695,320,000 aggregate principal amount of 3.459% senior notes due 2026 (the “September 2026 Notes”) and the related guarantees.

$2,222,349,000 aggregate principal amount of 4.110% senior notes due 2028 (the “September 2028 Notes” and, together with the September 2026 Notes, the “June 2020 Notes”) and the related guarantees.

Maturity	April 2019 Notes:

April 15, 2021 for the April 2021 Notes.

October 15, 2022 for the October 2022 Notes.

October 15, 2024 for the October 2024 Notes.

April 15, 2026 for the April 2026 Notes.

April 15, 2029 for the April 2029 Notes.

April 2020 Notes:

April 15, 2025 for the April 2025 Notes.

April 15, 2030 for the April 2030 Notes.

May 2020 Notes:

November 15, 2023 for the November 2023 Notes.

November 15, 2025 for the November 2025 Notes.

November 15, 2030 for the November 2030 Notes.

November 15, 2032 for the November 2032 Notes.

June 2020 Notes:

September 15, 2026 for the September 2026 Notes.

September 15, 2028 for the September 2028 Notes.

Interest Rate	April 2019 Notes:

3.125% per annum for the April 2021 Notes.

3.125% per annum for the October 2022 Notes.

3.625% per annum for the October 2024 Notes.

4.250% per annum for the April 2026 Notes.

4.750% per annum for the April 2029 Notes.

April 2020 Notes:

4.700% per annum for the April 2025 Notes.

5.000% per annum for the April 2030 Notes.

May 2020 Notes:

2.250% per annum for the November 2023 Notes.

3.150% per annum for the November 2025 Notes.

4.150% per annum for the November 2030 Notes.

4.300% per annum for the November 2032 Notes.

June 2020 Notes:

3.459% per annum for the September 2026 Notes.

4.110% per annum for the September 2028 Notes.

Interest Payment Dates	In the case of the April 2019 Notes and the April 2020 Notes, interest on each series of notes will be payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing on October 15, 2019 (in the case of the April 2019 Notes) and October 15, 2020 (in the case of the April 2020 Notes). In the case of the May 2020 Notes, interest on each series of notes will be payable semi-annually in cash in arrears on May 15 and November 15 of each year, commencing on November 15, 2020. In the case of the June 2020 Notes, interest on each series of notes will be payable semi-annually in cash arrears on March 15 and September 15 of each year, commencing on September 15, 2020.

Interest accrues from the most recent date on which interest has been paid on the outstanding notes or the exchange notes or, if no interest has been paid, from April 5, 2019 (in the case of the April 2019 Notes), April 9, 2020 (in the case of the April 2020 Notes), May 8, 2020 (in the case of the May 2020 Notes) and May 21, 2020 (in the case of the June 2020 Notes).

Guarantees	Each series of notes initially will be fully and unconditionally guaranteed, jointly and severally, on an unsecured and unsubordinated basis by Broadcom Technologies Inc. and Broadcom Corporation (collectively, the “Guarantors,” and together with the Issuer, the “Obligors”).

The guarantees of the Guarantors may be released under certain circumstances. See “Description of Notes—Guarantees.”

Ranking	The notes and the guarantees will be the Obligors’ respective senior unsecured obligations and will:

•	rank equal in right of payment with all of the Obligors’ respective other existing and future senior unsecured indebtedness;

•	rank senior in right of payment to the Obligors’ respective existing and future subordinated indebtedness;

•	be effectively subordinated in right of payment to the Obligors’ respective existing and future secured obligations, to the extent of the assets securing such obligations; and

•

be structurally subordinated in right of payment to any existing and future indebtedness or other liabilities, including trade payables, of the Issuer’s subsidiaries (excluding the Guarantors) and the Guarantors’ respective subsidiaries.

As of June 12, 2020, the Obligors had approximately $45,015 million of aggregate unsecured indebtedness outstanding. As of June 12, 2020, the Issuer’s non-guarantor subsidiaries had approximately $883 million of unsecured indebtedness outstanding (excluding intercompany indebtedness and letters of credit). The foregoing data do not give effect to the issuance of any debt securities after June 12, 2020 or the use of proceeds with respect thereto, see “Description of Notes.”

Optional Redemption

The Issuer may, at its option, redeem or repurchase the notes of each series, in whole or in part, at any time and from time to time prior to April 15, 2021 (in the case of the April 2021 Notes), October 15, 2022 (in the case of the October 2022 Notes), September 15, 2024 (in the case of the October 2024 Notes), February 15, 2026 (in the case of the April 2026 Notes) and January 15, 2029 (in the case of the April 2029 Notes); March 15, 2025 (in the case of the April 2025 Notes) and January 15, 2030 (in the case of the April 2030 Notes); November 15, 2023 (in the case of the November 2023 Notes), October 15, 2025 (in the case of the November 2025 Notes), August 15, 2030 (in the case of the November 2030 Notes) and August 15, 2032 (in the case of the November 2032 Notes); and July 15, 2026 (in the case of the September 2026 Notes) and June 15, 2028 (in the case of the September 2028 Notes), in each case at a price equal to 100% of the principal amount of the notes of such series to be redeemed, plus a “make-whole” premium, which is described under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to, but excluding the redemption date.

On or after September 15, 2024 (in the case of the October 2024 Notes), February 15, 2026 (in the case of the April 2026 Notes) and January 15, 2029 (in the case of the April 2029 Notes); March 15, 2025 (in the case of the April 2025 Notes) and January 15, 2030 (in the case of the April 2030 Notes); October 15, 2025 (in the case of the November 2025 Notes), August 15, 2030 (in the case of the November 2030 Notes) and August 15, 2032 (in the case of the November 2032 Notes); and July 15, 2026 (in the case of the September 2026 Notes) and June 15, 2028 (in the case of the September 2028 Notes), the Issuer may redeem or repurchase all or any part of the notes of the applicable series, at any time or from time to time, at a redemption price equal to 100% of the aggregate principal amount of the notes of such series to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. See “Description of Notes—Optional Redemption.”

Additional Amounts; Redemption for Taxation Reasons	After the occurrence of a Non-U.S. Domicile Transaction (as defined in “Description of Notes—Limitations on Mergers and Other Transactions”), if payments made by a non-U.S. Payor (as defined in “Description of Notes—Additional Amounts”) are subject to any withholding or deduction of taxes by certain relevant tax jurisdictions (other than the United States or any of its political subdivisions or governmental authorities), subject to certain exceptions, the non-U.S. Payor is required to pay the additional amounts necessary so that the net amount received by the holders of the Notes after the withholding or deduction is not less than the amount that they would have received in the absence of the withholding or deduction. In the event that certain changes in the tax law of any relevant jurisdiction would require a non-U.S. Payor to make payments of such additional amounts on the Notes, the Issuer may redeem the applicable series of Notes in whole, but not in part, at any time, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to the date of redemption. See “Description of Notes—Additional Amounts” and “Description of Notes—Redemption for Taxation Reasons.”

Change of Control Triggering Event	If the Issuer experiences a Change of Control Triggering Event (as defined under “Description of Notes”), each holder of notes may require us to repurchase some or all of its notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, and additional amounts, if any, to, but excluding, the repurchase date. See “Description of Notes—Purchase of Notes upon a Change of Control Triggering Event.”

Certain Covenants	The indentures governing the notes contain covenants that limit, among other things, the ability of the Issuer, the Guarantors and their respective subsidiaries to:

•	incur certain secured debt;

•	enter into certain sale and lease-back transactions; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of their assets.

These covenants are subject to a number of important qualifications and limitations. See “Description of Notes—Certain Covenants.”

Book-Entry	The exchange notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the exchange notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of Notes—Book-Entry, Delivery and Form” and “Description of Notes—Exchange of Global Notes for Certificated Notes.”

No Listing	The exchange notes will not be listed on any securities exchange or market.

Risk Factors

You should carefully consider all of the information included and incorporated by reference in this prospectus, including the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 3, 2019, as updated by the Company’s Current Report on Form 8-K filed on June 26, 2020, and our Quarterly Reports on Form 10-Q for the quarters ended February 2, 2020 and May 3, 2020, and in this prospectus beginning on page 14, as well as in the other reports we file from time to time with the SEC that are incorporated by reference herein. In addition, you should review the information set forth under “Forward-Looking Statements” before deciding to tender your outstanding notes in the exchange offer.

RISK FACTORS

Before deciding to tender your outstanding notes in the exchange offer, you should consider the risks described below and the other information included or incorporated by reference in this prospectus, including the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 3, 2019, as updated by the Company’s Current Report on Form 8-K filed on June 26, 2020, and our Quarterly Reports on Form 10-Q for the quarters ended February 2, 2020 and May 3, 2020 as well as the other reports we file from time to time with the SEC that are incorporated by reference herein. The risks and uncertainties described below and in the incorporated documents are not the only risks and uncertainties that we face. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In any such case, the market price of our exchange notes could decline and you could lose all or part of your investment. In addition, we may not be able to make payments of interest and principal on the exchange notes. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements” in this prospectus. In addition to the risk factors incorporated by reference herein, you should consider the additional risk factors below.

Risks Relating to the Exchange Offer

If you do not exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the applicable offering memorandum distributed in connection with the private offerings of the outstanding notes. In general, the outstanding notes may not be offered or sold unless in transactions that are registered, or exempt from registration, under, or not subject to, the Securities Act (including pursuant to Rule 144 under the Securities Act, as and when available) and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for information on how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the aggregate principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to reduction in liquidity. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to exchange your outstanding notes for exchange notes registered under the Securities Act and you will no longer be entitled to have your outstanding notes registered for resale under the Securities Act.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We do not intend to apply for listing of the exchange notes on any securities exchange or market. The exchange notes are a new issue of securities for which there is no established public market. The initial purchasers in the private offerings of the outstanding notes may make a market in the exchange notes as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to make a market in any of the exchange notes, and they may discontinue their market-making activities at any time without notice. In addition, such market-making activity may be limited during the pendency of the exchange offer. Therefore, an active market for any of the exchange notes may not develop or, if developed, it may not continue. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Risks Relating to the Notes

Our substantial indebtedness could adversely affect our financial health and our ability to raise additional capital to fund our operations or potential acquisitions, could limit our ability to react to changes in the economy or our industry, and exposes us to interest rate risk to the extent of our variable rate indebtedness and prevents us from fulfilling our obligations under our indebtedness.

As of June 12, 2020, our total consolidated indebtedness was approximately $45,898 million. We expect to maintain significant levels of indebtedness going forward, in part due to our ongoing dividend program. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of Part II of our Annual Report, as updated by the Company’s Current Report on Form 8-K filed on June 26, 2020, and in Item 2 of Part I of our Quarterly Reports, and Notes 9 and 10 to our audited consolidated financial statements included in our Annual Report, as updated by the Company’s Current Report on Form 8-K filed on June 26, 2020, and Notes 8 and 9 to our unaudited condensed consolidated financial statements included in our Quarterly Reports, which are each incorporated herein by reference, for further discussion. Subject to restrictions in the indentures governing the Existing Notes (as defined below) (the “Existing Notes Indentures”), the Credit Agreements and the indenture that will govern the notes, we may incur additional indebtedness.

Our substantial indebtedness could have important consequences including:

•	increasing our vulnerability to adverse general economic and industry conditions;

•	exposing us to interest rate risk due to our variable rate indebtedness, which we do not typically hedge against;

•	limiting our flexibility in planning for, or reacting to, changes in the economy and the semiconductor industry;

•	placing us at a competitive disadvantage compared to our competitors with less indebtedness;

•	making it more difficult to borrow additional funds in the future to fund growth, acquisitions, working capital, capital expenditures and other purposes; and

•

potentially requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund our other business needs.

In addition, our variable rate indebtedness may use the London Interbank Offer Rate (“LIBOR”) as a benchmark for establishing the rate. LIBOR is the subject of recent national, international and other regulatory guidance and proposals for reform. In 2017, the United Kingdom’s Financial Conduct Authority announced the intent to phase out LIBOR by the end of 2021. These reforms and other pressures may cause LIBOR to disappear entirely or to perform differently than in the past. The consequences of these developments cannot be entirely predicted, but could include an increase in the cost of our variable rate indebtedness or may require us to amend or renegotiate certain agreements that use LIBOR.

We receive debt ratings from the major credit rating agencies in the United States. Factors that may impact our credit ratings include debt levels, planned asset purchases or sales and near-term and long-term production growth opportunities. Liquidity, asset quality, cost structure, reserve mix and commodity pricing levels could also be considered by the rating agencies. While we are focused on maintaining investment grade ratings from these agencies, we may be unable to do so. Any downgrade in our credit rating or the ratings of our indebtedness, or adverse conditions in the debt capital markets, could:

•	adversely affect the trading prices of, or markets for, our debt securities;

•	increase interest expense under our variable rate indebtedness;

•	increase the cost of, and adversely affect our ability to refinance, our existing debt; and

•	adversely affect our ability to raise additional debt.

The instruments governing our indebtedness impose certain restrictions on our business.

The Existing Notes Indentures, the Credit Agreements and the indentures governing the notes we have assumed in acquisitions contain, and the indentures governing the notes will contain, certain covenants imposing restrictions on our business. These restrictions may affect our ability to operate our business, to plan for, or react to, changes in the market conditions or our capital needs and may limit our ability to take advantage of potential business opportunities as they arise. The restrictions placed on us include maintenance of an interest coverage ratio and limitations on our ability to incur certain secured debt, enter into certain sale and lease-back transactions and consolidate, merge, sell or otherwise dispose of all or substantially all of our assets. In addition, these instruments contain customary events of default upon the occurrence of which, after any applicable grace period, the indebtedness could be declared immediately due and payable. In such event, we may not have sufficient available cash to repay such debt at the time it becomes due, or be able to refinance such debt on acceptable terms or at all. Any of the foregoing could materially adversely affect our business, financial condition and results of operations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on, and to refinance our debt, depends on our future performance, which is subject to economic, financial, competitive and other factors. Our business may not continue to generate cash flow from operations in the future sufficient to satisfy our obligations under our existing indebtedness, the notes offered hereby, our other present and any future indebtedness we may incur and to make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our outstanding indebtedness or future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms when needed, which could result in a default on our indebtedness.

In addition, we conduct our operations through our subsidiaries, most of which will not be guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt payment or otherwise. Our subsidiaries may not be able to, or may become subject to restrictions that would limit the ability to, make distributions to enable us to make payments in respect of our indebtedness, including the Notes. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Notes.

The guarantee of the Guarantors may be automatically and unconditionally released under certain circumstances.

The guarantee by the Guarantors will be automatically and unconditionally released if:

•

(1) upon the sale, exchange, disposition or other transfer (including through merger, consolidation, liquidation or dissolution) of all or substantially all of the assets of such Guarantor if such sale, exchange, disposition or other transfer (including through merger, consolidation, liquidation or dissolution) is made in compliance with the indenture;

•

(2) upon the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under “—Defeasance and Discharge,” or if the Issuer’s obligations under the indenture are satisfied and discharged (including through redemption or repurchase of all of the notes or otherwise) in accordance with the terms of the indenture;

•

(3) upon the release of such Guarantor’s obligations under the Existing Notes (as defined below), except a discharge or release by or as a result of payment in connection with the enforcement of remedies under such obligations; or

•

(4) if at any time the aggregate principal amount of Indebtedness (without duplication) issued, borrowed or guaranteed by the Guarantors (collectively) (other than any Indebtedness represented by guarantees of the notes, guarantees of Specified Indebtedness or guarantees of Indebtedness of third parties) constitutes (or, as a result of or after giving pro forma effect to any event or circumstance occurring or arising substantially concurrently with a contemplated release under this clause (4) or the preceding clauses (1) to (3), will constitute) no more than 20.0% of the aggregate principal amount of Indebtedness for borrowed money of the Issuer and its subsidiaries (other than any Indebtedness for borrowed money represented by guarantees of Indebtedness of third parties), on a consolidated basis, as of such time.

For the purposes of the immediately preceding paragraph, “Specified Indebtedness” means any Indebtedness issued, borrowed or guaranteed by any Guarantor, the agreement governing which Indebtedness includes a guarantee release provision substantially similar to clause (4) of the immediately preceding paragraph.

Following the release of a guarantee in accordance with the terms of the indentures, you will not have a claim as a creditor against any entity that is no longer a Guarantor.

“Existing Notes” means Broadcom Corporation’s 2.200% Senior Notes due 2021, 3.000% Senior Notes due 2022, 2.650% Senior Notes due 2023, 3.625% Senior Notes due 2024, 3.125% Senior Notes due 2025, 3.875% Senior Notes due 2027, 3.500% Senior Notes due 2028 and Broadcom Inc.’s 3.125% Senior Notes due 2021, 3.125% Senior Notes due 2022, 2.250% Senior Notes due 2023, 3.625% Senior Notes due 2024, 4.700% Senior Notes due 2025, 3.150% Senior Notes due 2025, 4.250% Senior Notes due 2026, 3.459% Senior Notes due 2026, 4.110% Senior Notes due 2028, 4.750% Senior Notes due 2029, 5.000% Senior Notes due 2030, 4.150% Senior Notes due 2030 and 4.300% Senior Notes due 2032.

Claims of holders of the notes will be structurally subordinated to claims of creditors of our non-guarantor subsidiaries.

The notes will be guaranteed by the Guarantors and will not be guaranteed by the Issuer’s other subsidiaries. Payments on the notes are required to be made only by the Issuer and the Guarantors. As a result, no payments are required to be made from assets of the Issuer’s non-guarantor subsidiaries, unless those assets are transferred by dividend or otherwise to the Issuer or a Guarantor. In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its debt and its trade creditors generally will be entitled to payment on their claims from the assets of that non-guarantor subsidiary before any of those assets are made available to the Issuer. Consequently, your claims in respect of the notes will be structurally subordinated to all existing and future liabilities and obligations of the Issuer’s non-guarantor subsidiaries. As of June 12, 2020, the Issuer’s non-guarantor subsidiaries had $883 million of unsecured indebtedness outstanding (excluding intercompany indebtedness and letters of credit).

In addition, our subsidiaries that provide, or may provide, guarantees of the notes will automatically be released from those guarantees upon the occurrence of certain events. If any guarantee is released, no holder of the notes will have a claim as a creditor against that Guarantor, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that Guarantor will be structurally senior to the claim of any holders of the notes. See “Description of Notes—Guarantees.”

Fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and, if that occurs, you may not receive any payments on the notes.

Fraudulent transfer and conveyance laws may apply to the issuance of the notes and the incurrence of the guarantees. Under bankruptcy laws and fraudulent transfer or conveyance laws, which may vary from state to state and jurisdiction to jurisdiction the notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if the Issuer or any of the Guarantors, as applicable, (a) issued the notes and/or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	the Issuer or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left the Issuer or any of the Guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	the Issuer or any of the Guarantors intended to, or believed that the Issuer or such Guarantor would, incur debts beyond the Issuer’s or the Guarantor’s ability to pay as they mature; or

•

the Issuer or any of the Guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against the Issuer or such Guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a Guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the Guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not the Issuer or the Guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to the Issuer’s or any of our Guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that guarantee, could subordinate the notes or that guarantee to presently existing and future indebtedness of the Issuer or of the related Guarantor or could require the holders of the notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes or the guarantees thereof could result in an event of default with respect to the Issuer’s and its subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the notes or the guarantees thereof to other claims against the Issuer or the Guarantors under the principle of equitable subordination if the court determines that (1) the holder of the notes or the guarantees thereof engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of the notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Because each Guarantor’s liability under its guarantee may be reduced to zero or avoided or the guarantees of certain Guarantors may be released under certain circumstances, you may not receive any payments from some or all of the Guarantors.

It is anticipated that the notes will have the benefit of the guarantees of the Guarantors. However, the guarantees will be limited to the maximum amount that the Guarantors are permitted to guarantee under applicable law. As a result, a Guarantor’s liability under a guarantee could be reduced to zero depending on the limitations and other requirements of applicable law and/or the amount of other obligations of such entity. Further, under certain circumstances, a court under applicable fraudulent conveyance and transfer statutes or other applicable laws could void the obligations under a guarantee, or subordinate the guarantee to other obligations of the guarantor. See “—Fraudulent transfer laws, and similar laws in applicable foreign jurisdictions, may permit a court to void the notes and/or the guarantees and, if that occurs, you may not receive any payment on the notes.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Notes—Guarantees.”

As a result, an entity’s liability under its guarantee could be materially reduced or eliminated depending upon the amounts of its other obligations and upon applicable laws. In particular, in certain jurisdictions, a guarantee granted by a company that is not in the company’s corporate interests or where the burden of that guarantee exceeds the benefit to the company may not be valid and enforceable. It is possible that a creditor of an entity or the insolvency administrator in the case of an insolvency of an entity may contest the validity and enforceability of the guarantee and that the applicable court may determine that the guarantee should be limited or voided. In the event that any guarantees are deemed invalid or unenforceable, in whole or in part, or to the extent that agreed limitations on the guarantee apply, the notes would be effectively subordinated to all liabilities, including trade payables, of the applicable Guarantor.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event (as defined under “Description of Notes”), the Issuer will be required to offer to repurchase all outstanding notes and all outstanding Existing Notes at 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes—Purchase of Notes upon a Change of Control Triggering Event.” The source of funds for any purchase of the notes and the Existing Notes will be the Issuer’s available cash or cash generated from the Issuer’s subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. The Issuer may not be able to repurchase the notes or the Existing Notes upon a Change of Control Triggering Event because it may not have sufficient financial resources to purchase all of the notes or Existing Notes that are tendered upon a Change of Control Triggering Event. Further, the Issuer may be contractually restricted under the terms of other debt we may incur in the future from repurchasing all of the notes or Existing Notes tendered by holders upon a Change of Control Triggering Event. Accordingly, the Issuer may not be able to satisfy its obligations to purchase the notes unless it is able to refinance or obtain waivers under such other indebtedness. Such failure to repurchase any tendered notes upon a change of control would cause a default under the indenture governing the notes offered hereby and the Existing Notes Indentures. Any of our future debt agreements may contain similar provisions.

Holders of the notes may not be able to determine when a Change of Control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of the assets of Broadcom.

The definition of Change of Control contained in each of the indentures governing the notes and the Existing Notes includes a phrase relating to the sale of “all or substantially all” of the assets of Broadcom. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes or Existing Notes to require the Issuer to repurchase its notes or Existing Notes as a result of a sale of less than all of the assets of Broadcom to another person may be uncertain. In addition, some important corporate events, such as leveraged recapitalizations or the sale of Broadcom to a public company that does not have a majority shareholder, may not, under the indentures governing the notes or the Existing Notes, constitute a Change of Control that would require the Issuer to repurchase the notes or the Existing Notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes or the Existing Notes. See “Description of Notes—Purchase of Notes upon a Change of Control Triggering Event.”

There are currently no markets for the notes, and active trading markets may not develop for the notes.

There are currently no established trading markets for the notes. We do not intend to list the notes on any national securities exchange or for quotation on any automated dealer quotation systems.

The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of the notes;

•	our results of operations and financial performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

An active market for the notes may not develop and, if it develops, it may not continue.

There will be limited covenants in the indentures governing the Notes.

The indentures governing the Notes will contain limited covenants, including those restricting our ability to incur certain secured debt and engage in certain sale and lease-back transactions. The limitations on incurring secured debt and sale and lease-back transactions will contain certain exceptions. In addition, neither we nor any of our subsidiaries will be restricted from incurring additional unsecured debt or other liabilities, including additional senior debt, under the indentures governing the Notes. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the indentures governing the Notes from paying dividends or issuing or repurchasing our securities. Further, the indentures governing the Notes may permit us and our subsidiaries to engage in certain significant corporate events that would not constitute a “change of control” that would require us to make an offer to repurchase the Notes. There will be no financial covenants in the indentures governing the Notes. You are not protected under the indentures governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Notes—Certain Covenants—Limitation on Mergers and Other Transactions.”

The trading prices of the notes may be volatile and can be directly affected by many factors, including our credit rating.

To the extent trading markets for the notes develop, the trading prices of the notes could be subject to significant fluctuation in response to, among other factors, changes in our operating results, interest rates, the market for debt securities, general economic conditions and securities analysts’ recommendations, if any, regarding our securities.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading prices of the notes, or the trading market for the notes, to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading prices of the notes.

FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended November 3, 2019 (our “Annual Report”), as updated by the Company’s Current Report on Form 8-K filed on June 26, 2020, and our Quarterly Reports on Form 10-Q for the fiscal quarter ended February 2, 2020 and May 3, 2020 (our “Quarterly Reports”), which are incorporated by reference herein. This prospectus and the documents incorporated by reference herein contain forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act concerning us. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “aim” and similar words or phrases. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside Broadcom’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” herein and in Part I, Item 1A of our Annual Report, as updated by the Company’s Current Report on Form 8-K filed on June 26, 2020, and Part II, Item 1A of our Quarterly Reports. Particular uncertainties that could materially affect future results include risks associated with: the COVID-19 pandemic, which has and will likely continue to negatively impact the global economy and disrupt normal business activities, and which may have an adverse effect on our results of operations; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; global economic conditions and concerns; international political and economic conditions; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions, including our recent acquisition of the Symantec Enterprise Security Business; government regulations and trade restrictions; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on and risks associated with distributors and resellers of our products; dependence on senior management and our ability to attract and retain qualified personnel; involvement in legal or administrative proceedings; quarterly and annual fluctuations in our operating results; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expense; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; sales to our government clients; availability of third party software used in our products; use of open source code sources in our products; any expense or reputational damage associated with resolving customer product warranty and indemnification claims; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; our ability to protect against a breach of security systems; changes in accounting standards; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result.

All of the forward-looking statements in this prospectus and the documents incorporated by reference herein are qualified in their entirety by reference to the factors listed above and those discussed under the heading “Risk Factors” herein and in Part I, Item 1A of our Annual Report, as updated by the Company’s Current Report on Form 8-K filed on June 26, 2020, and Part II, Item 1A of our Quarterly Reports. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus and the documents incorporated by reference herein may not in fact occur. We undertake no intent or obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

Neither Broadcom Inc. nor either of the Guarantors will receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, Broadcom Inc. will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain obligations under the registration rights agreements. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

THE EXCHANGE OFFER

General

We are offering to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the “exchange offer.” You may tender some or all of your outstanding notes pursuant to the exchange offer, in permitted denominations.

As of the date of this prospectus, $525,342,000 3.125% Senior Notes due 2021, $692,841,000 3.125% Senior Notes due 2022, $1,044,409,000 3.625% Senior Notes due 2024, $2,500,000,000 4.250% Senior Notes due 2026 and $3,000,000,000 4.750% Senior Notes due 2029; $2,250,000,000 4.700% Senior Notes due 2025 and $2,250,000,000 5.000% Senior Notes due 2030; $1,000,000,000 2.250% Senior Notes due 2023, $2,250,000,000 3.150% Senior Notes due 2025, $2,750,000,000 4.150% Senior Notes due 2030 and $2,000,000,000 4.300% Senior Notes due 2032; and $1,695,320,000 3.459% Senior Notes due 2026 and $2,222,349,000 4.110% Senior Notes due 2028 are outstanding. This prospectus, together with the letter of transmittal, is first being sent to all registered holders of outstanding notes known to us on or about     , 2020. Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to the satisfaction or waiver of certain conditions set forth under “—Conditions to the Exchange Offer” below. We anticipate that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

We issued a total of $11 billion aggregate principal amount of the outstanding notes on April 5, 2019 (of which $7,762,592,000 aggregate principal amount remains outstanding following tender and exchange offers previously disclosed in our Current Reports on Form 8-K filed with the SEC), $4.5 billion aggregate principal amount of the outstanding notes on April 9, 2020, $8 billion in aggregate principal amount of the outstanding notes on May 8, 2020, $3,915,943,000 aggregate principal amount of outstanding notes on May 21, 2020 and $1,726,000 aggregate principal amount of outstanding notes on June 4, 2020. In connection with the private offerings and sale of the outstanding notes, we and the Guarantors of the notes entered into registration rights agreements with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. The following description of the registration rights agreements is only a brief summary of the agreements. It does not purport to be complete and is qualified in its entirety by reference to all of the terms, conditions and provisions of the registration rights agreements. For further information, please refer to the registration rights agreements attached as exhibits to our Current Reports on Form 8-K filed with the SEC on April 5, 2019, April 9, 2020, May 8, 2020 and May 21, 2020 and listed in the exhibit index in the registration statement of which this prospectus forms a part. Pursuant to the registration rights agreements, we agreed to use our commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to become effective and to cause the exchange offer to be consummated upon the terms and subject to the conditions set forth in the registration rights agreements. The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act, and the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreements.

Pursuant to the registration rights agreements and under the circumstances set forth below, we and the guarantors of the notes agreed to use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreements and to keep the shelf registration statement effective until the earliest to occur of the following: (1) when a registration statement with respect to the notes has become effective and such notes have been exchanged or disposed of pursuant to such registration statement, (2) when the notes cease to be outstanding, or (3) the date that is seven from the respective closing date of the sale of the notes to the initial purchasers. These circumstances include:

•	if applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer;

•	if, for any other reason, we do not consummate the exchange offer on or before April 5, 2024, April 9, 2025, May 8, 2025 or May 21, 2025, as applicable;

•

if an initial purchaser of the outstanding notes notifies us following consummation of the exchange offer that outstanding notes held by it are not eligible to be exchanged for exchange notes in the exchange offer; or

•

certain holders are prohibited by law or SEC policy from participating in the exchange offer or may not resell the exchange notes acquired by them in the exchange offer to the public without delivering a prospectus.

If we fail to comply with specified obligations under the registration rights agreements, we will be required to pay additional interest to holders of the outstanding notes. Such additional interest will generally be required to be paid if:

•	we fail to consummate the exchange offer on or before April 5, 2024, April 9, 2025, May 8, 2025 or May 21, 2025, as applicable;

•

we are required to file a shelf registration statement, and we fail to file the shelf registration statement with the SEC on or before the 90th day after the date on which the shelf registration statement is required to be filed; or

•

after the registration statement of which this prospectus forms a part or the shelf registration statement, as the case may be, is effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions).

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you will acquire the exchange notes in the ordinary course of your business;

•

at the time of the commencement of the exchange offer, you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•

you are not our “affiliate” or an “affiliate” of any guarantor of the notes, as defined by Rule 405 of the Securities Act, or if you are an “affiliate,” you will comply with the registration and prospectus-delivery requirements of the Securities Act to the extent applicable; and

•	you are not engaged in, and do not intend to engage in, a distribution of exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus-delivery provisions of the Securities Act, if:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not our “affiliate” or an “affiliate” of any guarantor of the notes as defined by Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are our “affiliate,” or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus-delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, or for the resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue $2,000 principal amount or an integral multiple of $1,000 in excess thereof of exchange notes in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer. In exchange for each outstanding note surrendered in the exchange offer, we will issue exchange notes with a like principal amount.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act and the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreements. The exchange notes will be issued under and entitled to the benefits of the indentures that authorized the issuance of the outstanding notes. For a description of the indentures, see “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, there is outstanding a total of $24,180,261,000 aggregate principal amount of the outstanding notes. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Exchange Act, and the rules and regulations of the SEC.

Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and be entitled to the rights and benefits that such holders have under the indentures relating to such holders’ series of outstanding notes and the registration rights agreements, except we will not have any further obligations to provide for the registration of the outstanding notes under the registration rights agreements.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreements, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept outstanding notes for exchange upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the information under the caption “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 11:59 p.m., New York City time, on     , 2020. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notification will set forth, among other things, the approximate number of outstanding notes tendered to date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied by giving written notice of such delay, extension or termination to the exchange agent; and

•

subject to the terms of the registration rights agreements, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer, or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer and “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” and

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the offer and sale of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral (promptly followed up by written notice) or written notice of any extension, amendment, non-acceptance or termination to the exchange agent and holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•	comply with DTC’s Automated Tender Offer Program procedures described below; or

•

complete, sign and date the letter of transmittal or a facsimile of the applicable letter of transmittal, have the signature(s) on such letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date.

In addition, you must comply with either of the following conditions:

•	the exchange agent must receive certificates for outstanding notes along with the applicable letter of transmittal prior to the expiration date; or

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and the applicable letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly instruct the registered holder to tender outstanding notes on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date. We are not responsible for any delays in any such transfer.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act, unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also so indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

Any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

There are not any guaranteed delivery procedures applicable to the exchange offer.

Acceptance of Exchange Notes

In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our “affiliate” or an “affiliate” of any guarantor of the notes within the meaning of Rule 405 under the Securities Act;

•	you are not engaged in, and do not intend to engage in, and you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

Our interpretation of the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and our resolution of all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured before the expiration date. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will we or any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, which we refer to as a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to the expiration date. For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the certificate numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution, unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine, in our reasonable discretion, all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. Wilmington Trust, National Association, also acts as trustee under the indentures governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal to the exchange agent addressed as follows:

By Hand, Overnight Delivery or Mail

(Registered or Certified Mail Recommended):

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1626

Attention: Workflow Management, 5th Floor

By Facsimile: (302) 636-4139 Attention: Workflow Management	To Confirm by Email: DTC@WilmingtonTrust.com

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective. Fax cover sheets should provide a call-back number.

Fees and Expenses

The registration rights agreements provide that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange.

Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will capitalize the expenses of the exchange offer and amortize them over the life of the notes.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memoranda distributed in connection with the private offerings of the outstanding notes.

In general, you may not offer or sell your outstanding notes except in transactions that are registered under the Securities Act or if the offer or sale is exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF OTHER INDEBTEDNESS

Set forth below is a summary of certain of our outstanding indebtedness. The following summary is not a complete description of the terms of these debt obligations and is qualified in its entirety by reference to the applicable governing agreements, which are included as exhibits to Broadcom’s filings with the SEC and incorporated by reference in this prospectus. See “Where You Can Find Additional Information; Incorporation by Reference.”

Borrowings

As of June 12, 2020
(In millions)
November 2019 Term Loans – floating rate
LIBOR plus 1.125% term loan due through November 2022	$4,844
LIBOR plus 1.250% term loan due through November 2024	4,844

9,688

May 2019 Term Loans – floating rate
LIBOR plus 1.250% term loan due through May 2024	300
LIBOR plus 1.375% term loan due through May 2026	300

600

Commercial Paper	—

2017 Senior Notes – fixed rate
2.200% notes due January 2021	282
3.000% notes due January 2022	842
2.650% notes due January 2023	1,000
3.625% notes due January 2024	1,352
3.125% notes due January 2025	1,000
3.875% notes due January 2027	4,800
3.500% notes due January 2028	1,250

10,526

CA Senior Notes – fixed rate
3.600% notes due August 2022	283
4.500% notes due August 2023	250
4.700% notes due March 2027	350

883

Broadcom Corporation Senior Notes – fixed rate
2.500% – 4.500% notes due August 2022 – August 2034	22

Total principal amount outstanding	$21,719

November 2019 Term Loans

On November 4, 2019, in connection with the purchase of certain assets and assumption of certain liabilities of the Symantec Corporation Enterprise Security business, we entered into the November 2019 Credit Agreement, which provides for a $7,750 million unsecured term A-3 facility and a $7,750 million unsecured term A-5 facility (collectively, the “November 2019 Term Loans”). Interest on our November 2019 Term Loans is based on a floating rate and is payable monthly. Our obligations under the November 2019 Credit Agreement are guaranteed on an unsecured basis by Broadcom Corporation (“BRCM”) and Broadcom Technologies Inc.

(“BTI”). Beginning the second quarter of fiscal year 2020, we are required to repay 2.5% of the original principal borrowed under our November 2019 Term Loans every quarter until their respective maturity dates, unless and to the extent any amounts prepaid under the November 2019 Term Loans are applied to these required amortization payments. In May 2020, we repaid an aggregate of $5,424 million, or $2,712 million of each of our unsecured term A-3 facility and unsecured term A-5 facility.

May 2019 Term Loans

In January 2020, we repaid an aggregate of $1,000 million of term loans consisting of $500 million of each of our unsecured term A-5 and A-7 facilities under the credit agreement entered into in the May 2019 Credit Agreement (the “May 2019 Term Loans”), using net proceeds from issuances of Commercial Paper, as defined below. Our obligations under the May 2019 Credit Agreement are guaranteed on an unsecured basis by BRCM and BTI.

In addition to these unsecured term facilities, the May 2019 Credit Agreement provides for a five-year $5 billion unsecured revolving facility (the “Revolving Facility”), of which $500 million is available for the issuance of multi-currency letters of credit. The issuance of letters of credit and certain other instruments reduce the aggregate amount otherwise available under the Revolving Facility for revolving loans. Subject to the terms of the May 2019 Credit Agreement, we are permitted to borrow, repay and reborrow revolving loans at any time, prior to the earlier of (a) May 7, 2024 or (b) the date of termination, in whole of the revolving lenders’ commitments under the May 2019 Credit Agreement in accordance with the terms thereof. We had no borrowings outstanding as of June 12, 2020 under the Revolving Facility.

Commercial Paper

In February 2019, we established a commercial paper program pursuant to which we may issue unsecured commercial paper notes (“Commercial Paper”) in principal amount of up to $2 billion outstanding at any time with maturities of up to 397 days from the date of issue. Commercial Paper is sold under customary terms in the commercial paper market and may be issued at a discount from par or, alternatively, may be sold at par and bear interest at rates dictated by market conditions at the time of their issuance. As of June 12, 2020, we had $0 of Commercial Paper outstanding.

2017 Senior Notes

During fiscal year 2017, BRCM and Broadcom Cayman Finance Limited (together with BRCM referred to as the “Subsidiary Issuers”), issued of $17,550 million senior unsecured notes (the “2017 Senior Notes”). Our 2017 Senior Notes were fully and unconditionally guaranteed, jointly and severally, on an unsecured, unsubordinated basis by Broadcom Limited (“Broadcom-Singapore”) and Broadcom Cayman L.P. (the “Partnership”), subject to certain release conditions described in the indenture governing the 2017 Senior Notes (the “2017 Indentures”).

On April 9, 2018, Broadcom Inc. became a guarantor of the 2017 Senior Notes and entered into supplemental indentures with the Subsidiary Issuers and the trustee of the 2017 Senior Notes. At that time, Broadcom-Singapore, a guarantor at the issuance of the 2017 Senior Notes, became an indirect wholly-owned subsidiary of Broadcom Inc. and a subsidiary guarantor. In addition, the Partnership was released from its guarantee of the 2017 Senior Notes under each of the 2017 Indentures in accordance with their terms.

On January 25, 2019, pursuant to supplemental indentures, BTI was added as a guarantor and Broadcom-Singapore was released from its guarantee of the 2017 Senior Notes under each of the 2017 Indentures in accordance with their terms. Furthermore, on May 15, 2019, Broadcom Cayman Finance Limited was merged into BTI, with BTI remaining as the surviving entity. In connection with that merger, BTI remained a guarantor and became a co-issuer of the 2017 Senior Notes.

We may redeem all or a portion of our 2017 Senior Notes at any time prior to their maturity, subject to a specified make whole premium as set forth in the 2017 Indentures. In the event of a change of control triggering event, holders of our 2017 Senior Notes will have the right to require us to purchase for cash, all or a portion of their 2017 Senior Notes at a redemption price of 101% of the aggregate principal amount plus accrued and unpaid interest. During fiscal year 2018, substantially all of the 2017 Senior Notes were tendered and exchanged for notes registered with the U.S. Securities and Exchange Commission (“SEC”), with substantially identical terms. Each series of 2017 Senior Notes pays interest semi-annually in cash in arrears on January 15 and July 15 of each year.

CA Senior Notes

On November 5, 2018, we acquired CA, Inc. (“CA”), which was subject to $2.25 billion in aggregate principal amount of outstanding senior unsecured notes (the “CA Senior Notes”). CA remains the sole obligor under the CA Senior Notes. We may redeem all or a portion of the CA Senior Notes at any time, subject to a specified make-whole premium as set forth in the related indenture. In the event of a change in control, each note holder will have the right to require us to repurchase all or any part of the holder’s notes in cash at a price equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant interest payment date to receive interest due). Each series of the CA Senior Notes pays interest semi-annually.

Broadcom Corporation Senior Notes

On February 1, 2016, we acquired Broadcom Corporation which was subject to certain outstanding senior unsecured notes.

DESCRIPTION OF NOTES

The following description is a summary of the material terms of the April 2021 notes, the October 2022 notes, the October 2024 notes, the April 2026 notes and the April 2029 notes; the April 2025 notes and the April 2030 notes; the November 2023 notes, the November 2025 notes, the November 2030 notes and the November 2032 notes; and the September 2026 notes and the September 2028 notes (collectively, the “notes”) offered hereby and does not purport to be complete. Although for convenience the April 2021 notes, the October 2022 notes, the October 2024 notes, the April 2026 notes and the April 2029 notes; the April 2025 notes and the April 2030 notes; the November 2023 notes, the November 2025 notes, the November 2030 notes and the November 2032 notes; and the September 2026 notes and the September 2028 notes are referred to as the “notes,” each will be issued as a separate series and will not together have any class voting rights. Accordingly, for purposes of this Description of Notes, unless the context otherwise requires, references to the “notes” shall be deemed to refer to each series of notes separately, and not to the April 2021 notes, the October 2022 notes, the October 2024 notes, the April 2026 notes and the April 2029 notes; the April 2025 notes and the April 2030 notes; the November 2023 notes, the November 2025 notes, the November 2030 notes and the November 2032 notes; and the September 2026 notes and the September 2028 notes on any combined basis.

As used in the following description, the terms “Issuer,” “we,” “our” and “us” refer collectively to, and Broadcom Inc., a Delaware corporation (“Broadcom”), and not any of its subsidiaries, unless the context requires otherwise.

On April 5, 2019, we issued $11 billion aggregate principal amount of notes (of which $7,762,592,000 aggregate principal amount remains outstanding following tender and exchange offers previously disclosed in our Current Reports on Form 8-K filed with the SEC) under an indenture dated April 5, 2019 (“April 2019 indenture”) among us, the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee (the “trustee”). On April 9, 2020, we issued $4.5 billion aggregate principal amount of notes under an indenture dated April 9, 2020 (“April 2020 indenture”) among us, the Guarantors (as defined below) and the trustee. On May 8, 2020, we issued $8 billion aggregate principal amount of notes under an indenture dated May 8, 2020 (“May 2020 indenture”) among us, the Guarantors (as defined below) and the trustee. On May 21, 2020 and June 4, 2020, we issued $3,917,669,000 aggregate principal amount of notes under an indenture dated May 21, 2020 (the “June 2020 indenture” and together with the April 2019 indenture, the April 2020 indenture, the May 2020 indenture, the “indentures”) among us, the Guarantors (as defined below) and the trustee. The following description of certain material terms of the notes offered hereby does not purport to be complete and is subject to, and is qualified in its entirety by reference to the applicable indenture, including definitions therein of certain terms. Unless otherwise indicated, the terms of the instruments governing the notes are substantially identical.

The Issuer will issue in exchange for the outstanding notes up to $24,180,261,000 aggregate principal amount of notes that have been registered under the Securities Act, which we refer to as the “exchange notes.” Except as otherwise indicated below, the following summary applies to both the exchange notes and the outstanding notes. The term “notes” means the exchange notes and the outstanding notes, unless otherwise indicated. The terms of the notes include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act and the exchange notes will have a different CUSIP number and will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the applicable Registration Rights Agreement (as defined below).

We urge you to read the indentures (including definitions of terms used therein) and the applicable Registration Rights Agreement because they, and not this description, define your rights as a beneficial holder of the notes. You may request copies of the indentures and the applicable Registration Rights Agreement from us at our address set forth under “Where You Can Find More Information” in this prospectus.

General

The notes are our senior unsecured obligations issued under the indentures. The trustee also acts as registrar, paying agent and authenticating agent and performs administrative duties for us, such as sending out interest payments and certain notices under the indentures.

We have issued:

•	$525,342,000 aggregate principal amount of the April 2021 Notes, which will mature on April 15, 2021;

•	$692,841,000 aggregate principal amount of the October 2022 Notes, which will mature on October 15, 2022;

•	$1,044,409,000 aggregate principal amount of the October 2024 Notes, which will mature on October 15, 2024

•	$2,500 million aggregate principal amount of the April 2026 Notes, which will mature on April 15, 2026;

•	$3,000 million aggregate principal amount of the April 2029 Notes; which will mature on April 15, 2029;

•	$2,250 million aggregate principal amount of the April 2025 Notes, which will mature on April 15, 2025;

•	$2,250 million aggregate principal amount of the April 2030 Notes, which will mature on April 15, 2030;

•	$1,000 million aggregate principal amount of the November 2023 Notes, which will mature on November 15, 2023;

•	$2,250 million aggregate principal amount of the November 2025 Notes, which will mature on November 15, 2025;

•	$2,750 million aggregate principal amount of the November 2030 Notes, which will mature on November 15, 2030;

•	$2,000 million aggregate principal amount of the November 2032 Notes, which will mature on November 15, 2032;

•	$1,695,320,000 aggregate principal amount of the September 2026 Notes, which will mature on September 15, 2026; and

•	$2,222,349,000 aggregate principal amount of the September 2028 Notes, which will mature on September 15, 2028.

The notes are issued only in fully registered form without coupons, in minimum denominations of $2,000 with integral multiples of $1,000 in excess thereof, and may be exchanged only in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The notes are senior unsecured obligations of the Issuer and rank equal in right of payment with all of the Obligors’ (as defined below under “—Guarantees”) other existing and future senior unsecured indebtedness. The notes rank senior in right of payment to all of the Obligors’ existing and future subordinated indebtedness, and effectively subordinated in right of payment to the Obligors’ existing and future secured obligations, to the extent of the assets securing such obligations.

As of June 12, 2020, the Obligors had no subordinated or secured indebtedness outstanding and had approximately $45,015 million aggregate principal amount of unsecured indebtedness outstanding. The notes will not be guaranteed by any of our subsidiaries other than the Guarantors and thus will rank structurally subordinated in right of payment to all existing or future indebtedness or other liabilities, including trade payables, of our non-guarantor subsidiaries. As of June 12, 2020, the Issuer’s non-guarantor subsidiaries had $883 million of unsecured indebtedness outstanding (excluding intercompany indebtedness and letters of credit).

The notes are not subject to, and do not have the benefit of, any sinking fund.

The April 2021 notes bear interest at a fixed rate per year of 3.125%, starting on April 5, 2019 and ending on their maturity date. The October 2022 notes bear interest at a fixed rate per year of 3.125%, starting on April 5, 2019 and ending on their maturity date. The October 2024 notes bear interest at a fixed rate per year of 3.625%, starting on April 5, 2019 and ending on their maturity date. The April 2026 notes bear interest at a fixed rate per year of 4.250%, starting on April 5, 2019 and ending on their maturity date. The April 2029 notes bear interest at a fixed rate per year of 4.750%, starting on April 5, 2019 and ending on their maturity date. Interest on the notes will be payable semiannually on April 15 and October 15 of each year, starting on October 15, 2019. All payments of interest on the notes will be made to the persons in whose names the notes are registered on the April 1 or October 1 immediately preceding the applicable interest payment date.

The April 2025 notes bear interest at a fixed rate per year of 4.700%, starting on April 9, 2020 and ending on their maturity date. The April 2030 notes bear interest at a fixed rate per year of 5.000%, starting on April 9, 2020 and ending on their maturity date. Interest on the notes will be payable semiannually on April 15 and October 15 of each year, starting on October 15, 2020. All payments of interest on the notes will be made to the persons in whose names the notes are registered on the April 1 or October 1 immediately preceding the applicable interest payment date.

The November 2023 notes bear interest at a fixed rate per year of 2.250%, starting on May 8, 2020 and ending on their maturity date. The November 2025 notes bear interest at a fixed rate per year of 3.150%, starting on May 8, 2020 and ending on their maturity date. The November 2030 notes bear interest at a fixed rate per year of 4.150%, starting on May 8, 2020 and ending on their maturity date. The November 2032 notes bear interest at a fixed rate per year of 4.300%, starting on May 8, 2020 and ending on their maturity date. Interest on the notes will be payable semiannually on May 15 and November 15 of each year, starting on November 15, 2020. All payments of interest on the notes will be made to the persons in whose names the notes are registered on the May 1 or November 1 immediately preceding the applicable interest payment date.

The September 2026 notes bear interest at a fixed rate per year of 3.459%, starting on September 15, 2020 and ending on their maturity date. The September 2028 notes bear interest at a fixed rate per year of 4.110%, starting on September 15, 2020 and ending on their maturity date. Interest on the notes will be payable semiannually on March 15 and September 15 of each year, starting on September 15, 2020. All payments of interest on the notes will be made to the persons in whose names the notes are registered on the March 1 or November 1 immediately preceding the applicable interest payment date.

Interest on the notes is calculated on the basis of a 360-day year comprised of twelve 30-day months. All dollar amounts resulting from this calculation are rounded to the nearest cent.

The notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of Cede & Co, as nominee of DTC. Except as described herein, beneficial interests in the global notes are shown on, and transfers thereof are effected only through, records maintained by DTC and its direct and indirect participants. We do not intend to list the notes on any national securities exchange or include the notes in any automated quotation system.

Payments of principal of and interest on the notes issued in book-entry form are made as described below under “—Book-Entry Delivery and Form—Depositary Procedures.” Payments of principal of and interest on the notes issued in definitive form, if any, are made as described below under “—Book-Entry Delivery and Form—Payment and Paying Agents.”

Interest payable on any interest payment date or the maturity date is the amount of interest accrued from, and including, the next preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the issue date, if no interest has been paid or duly provided for with respect to the notes) to, but excluding, such interest payment date or maturity date, as the case may be. If an interest payment date or the maturity date falls on a day that is not a Business Day (as defined below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due. No interest will accrue on such payment for the period from and after such interest payment date or the maturity date, as the case may be, to the date of such payment on the next succeeding Business Day.

We may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes of the same series having the same ranking, interest rate, maturity and/or other terms as a series of notes offered hereby (except for the issue price, the date of issuance, the date interest begins to accrue and, in certain circumstances, the date interest begins to accrue and the first interest payment date). Any such additional notes issued would be considered part of the same series of notes under the indentures as the applicable series of notes offered hereby and may (but are not required to) bear the same CUSIP number as the applicable series of notes offered hereby; provided that if the additional notes are not fungible with the applicable series of notes for United States federal income tax purposes, the additional notes will have a separate CUSIP number. Unless the context otherwise requires, references to “notes” for all purposes under the indentures and this description include any additional notes that may be issued.

The indentures do not contain any provisions that would limit the Obligors’ ability to incur additional unsecured indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity.

Guarantees

Payment of the principal of (and premium, if any, on) and interest on the notes, and all other amounts due under the indentures, are fully and unconditionally guaranteed on an unsecured and unsubordinated senior basis by Broadcom Technologies Inc. and Broadcom Corporation (together the “Guarantors” and, together with the Issuer, the “Obligors”). The guarantees of each series of notes rank equally and ratably in right of payment with all other existing and future unsecured and unsubordinated senior indebtedness of the Guarantors, and senior in right of payment to all future subordinated indebtedness of the Guarantors. Because the guarantees of each series of notes are not secured, they are effectively subordinated to any existing and future secured indebtedness of the Guarantors to the extent of the value of the collateral securing that indebtedness. The guarantees are also effectively subordinated to any indebtedness and other liabilities (including trade payables) of the subsidiaries of the Guarantors that are not Obligors.

The guarantees by the Guarantors will be automatically and unconditionally released:

(1)

upon the sale, exchange, disposition or other transfer (including through merger, consolidation, liquidation or dissolution) of all or substantially all of the assets of such Guarantor if such sale, exchange, disposition or other transfer (including through merger, consolidation, liquidation or dissolution) is made in compliance with the indentures;

(2)

upon the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under “—Defeasance and Discharge,” or if the Issuer’s obligations under the indentures are satisfied and discharged (including through redemption or repurchase of all of the notes or otherwise) in accordance with the terms of the indentures;

(3)

upon the release of such Guarantor’s obligations under the Existing Notes, except a discharge or release by or as a result of payment in connection with the enforcement of remedies under such obligations; or

(4)

if at any time the aggregate principal amount of Indebtedness (without duplication) issued, borrowed or guaranteed by the Guarantors (collectively) (other than any Indebtedness represented by guarantees of the notes, guarantees of Specified Indebtedness or guarantees of Indebtedness of third parties) constitutes (or, as a result of or after giving pro forma effect to any event or circumstance occurring or arising substantially concurrently with a contemplated release under this clause (4) or the preceding clauses (1) to (3), will constitute) no more than 20.0% of the aggregate principal amount of Indebtedness for borrowed money of the Issuer and its subsidiaries (other than any Indebtedness for borrowed money represented by guarantees of Indebtedness of third parties), on a consolidated basis, as of such time

For the purposes of the immediately preceding paragraph, “Specified Indebtedness” means any Indebtedness issued, borrowed or guaranteed by any Guarantor, the agreement governing which Indebtedness includes a guarantee release provision substantially similar to clause (4) of the immediately preceding paragraph.

The Issuer shall provide reasonably prompt written notice of the release of any guarantee to the trustee and holders of the Notes in accordance with the requirements described in “Covenants—Reports.”

Optional Redemption

General

April 2019 Notes

Prior to April 15, 2021 (their maturity date), the April 2021 notes may be redeemed or purchased, prior to October 15, 2022 (their maturity date), the October 2022 notes may be redeemed or purchased, prior to September 15, 2024 (one month prior to their maturity), the October 2024 notes may be redeemed or purchased, prior to February 15, 2026 (two months prior to their maturity), the April 2026 notes may be redeemed or purchased, and prior to January 15, 2029 (three months prior to their maturity), the April 2029 notes may be redeemed or purchased, in each case in whole or in part at our option at any time or from time to time at a redemption price equal to the greater of: (1) 100% of the aggregate principal amount of the notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, in the case of the April 2021 notes, the Treasury Rate plus 20 basis points, in the case of the October 2022 notes, 25 basis points, in the case of the October 2024 notes, 30 basis points, in the case of the April 2026 notes, and 40 basis points, in the case of the April 2029 notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The trustee has no duty to calculate or verify the calculation of the redemption price.

On or after September 15, 2024 (one month prior to their maturity) (the “October 2024 Notes Par Call Date”), in the case of the October 2024 notes, on or after February 15, 2026 (two months prior to their maturity) (the “April 2026 Notes Par Call Date”), in the case of the April 2026 notes, and on or after January 15, 2029 (three months prior to their maturity) (the “April 2029 Notes Par Call Date” and together with the October 2024 Notes Par Call Date and the April 2026 Notes Par Call Date, the “April 2019 Par Call Dates”), in the case of the April 2029 notes, such notes may be redeemed or purchased in whole or in part at our option at any time or from time to time at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

April 2020 Notes

Prior to March 15, 2025 (one month prior to maturity), the April 2025 notes may be redeemed or purchased, and prior to January 15, 2030 (three months prior to maturity), the April 2030 notes may be redeemed or purchased, in each case in whole or in part at our option at any time or from time to time at a redemption price equal to the greater of: (1) 100% of the aggregate principal amount of the notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments of the notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the

Treasury Rate plus 50 basis points, in the case of the April 2025 notes, and the Treasury Rate plus 50 basis points, in the case of the April 2030 notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The trustee has no duty to calculate or verify the calculation of the redemption price.

On or after March 15, 2025 (one month prior to maturity) (the “April 2025 Notes Par Call Date”), in the case of the April 2025 notes, and on or after January 15, 2030 (three months prior to maturity) (the “April 2030 Notes Par Call Date” and together with the April 2025 Notes Par Call Date, the “April 2020 Par Call Dates”), in the case of the April 2030 notes, such notes may be redeemed or purchased in whole or in part at our option at any time or from time to time at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

May 2020 Notes

Prior to November 15, 2023 (their maturity date), the November 2023 notes may be redeemed or purchased, prior to October 15, 2025 (one month prior to maturity), the November 2025 notes may be redeemed or purchased, prior to August 15, 2030 (three months prior to maturity), the November 2030 notes may be redeemed or purchased and prior to August 15, 2032 (three months prior to maturity), the November 2032 notes may be redeemed or purchased, in each case in whole or in part at our option at any time or from time to time at a redemption price equal to the greater of: (1) 100% of the aggregate principal amount of the notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments of the notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, in the case of the November 2023 notes, the Treasury Rate plus 45 basis points, in the case of the November 2025 notes, the Treasury Rate plus 50 basis points, in the case of the November 2030 notes and the Treasury Rate plus 50 basis points, in the case of the November 2032 notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The trustee has no duty to calculate or verify the calculation of the redemption price.

On or after October 15, 2025 (one month prior to maturity) (the “November 2025 Notes Par Call Date”), in the case of the November 2025 notes, on or after August 15, 2030 (three months prior to maturity) (the “November 2030 Notes Par Call Date”), in the case of the November 2030 notes and on or after August 15, 2032 (three months prior to maturity), in the case of the November 2032 notes (the “November 2032 Notes Par Call Date” and together with the November 2025 Notes Par Call Date and the November 2030 Notes Par Call Date, the “May 2020 Par Call Dates”), such notes may be redeemed or purchased in whole or in part at our option at any time or from time to time at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

June 2020 Notes

Prior to July 15, 2026 (two months prior to maturity), the September 2026 notes may be redeemed or purchased, and prior to June 15, 2028 (three months prior to maturity), the September 2028 notes may be redeemed or purchased, in each case in whole or in part at our option at any time or from time to time at a redemption price equal to the greater of: (1) 100% of the aggregate principal amount of the notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments of the notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, in the case of the September 2026 notes, and the Treasury Rate plus 50 basis points, in the case of the September 2028 notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The trustee has no duty to calculate or verify the calculation of the redemption price.

On or after July 15, 2026 (two months prior to maturity) (the “September 2026 Notes Par Call Date”), in the case of the September 2026 notes, and on or after June 15, 2028 (three months prior to maturity) (the “September 2028 Notes Par Call Date” and together with the September 2026 Notes Par Call Date, the “June 2020 Par Call

Dates”), in the case of the September 2028 notes, such notes may be redeemed or purchased in whole or in part at our option at any time or from time to time at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Definitions

“Business Day” means, unless otherwise provided for a particular series of notes, any day except a Saturday, Sunday or a legal holiday in The City of New York or a place of payment on which banking institutions are authorized or required by law, regulation or executive order to close.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed, as if such notes matured on their applicable Par Call Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of these quotations or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Par Call Date” means the April 2019 Par Call Dates, the April 2020 Par Call Dates, the May 2020 Par Call Dates and the June 2020 Par Call Dates.

“Reference Treasury Dealer” means (a) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC (in the case of the April 2019 notes), J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC (in the case of the April 2020 notes), Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC (in the case of the May 2020 notes) and Barclays Capital Inc. and Credit Suisse Securities (USA) LLC (in the case of the June 2020 notes) (or their respective affiliates that are primary U.S. Government securities dealers) and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer, we will substitute another primary U.S. Government securities dealer and (b) two other nationally recognized investment banking firms selected by us that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date for such redemption as if such note matured on its applicable Par Call Date; provided, however, that if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis), computed as of the third Business Day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Business Day.

Except as described above, the notes will not be redeemable by us prior to maturity.

Selection and Notice of Redemption

The notice of redemption will state the amount of notes to be redeemed and the redemption date. At our request given at least five Business Days prior to the date such notice is to be sent, the trustee shall give the notice of redemption in our name. In the event that we choose to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee pro rata, by lot or by such method as the trustee shall deem fair and appropriate (and in the case of global notes, in accordance with the applicable procedures of DTC).

Notice of any redemption of any series of Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another person.

No notes of a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption will be delivered at least 30 (in the case of the April 2019 notes) or 15 (in the case of the April 2020 notes, May 2020 notes or the June 2020 notes) but not more than 60 days before the redemption date to each registered holder of notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption. Additionally, at any time, we may repurchase notes in the open market and may hold such notes or surrender such notes to the trustee for cancellation.

Redemption for Taxation Reasons

The Issuer may redeem the notes of a series, at its option, in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof, upon not less than 30 (in the case of the April 2019 notes) or 15 (in the case of the April 2020 notes, May 2020 notes or the June 2020 notes) nor more than 60 days’ prior notice to the holders of notes (which notice shall be irrevocable), together with accrued and unpaid interest, if any, to (but not including) the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to the Tax Redemption Date) and all Additional Amounts (as defined under “—Additional Amounts”), if any, then due or that will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Issuer determines in good faith that, as a result of:

(1)

any change in, or amendment to, the law or treaties (or any regulations, protocols or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined under “—Additional Amounts”) affecting taxation; or

(2)

any change in, or amendment to, an official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations, protocols or rulings (including a holding, judgment or order by a government agency or court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), any non-U.S. Payor (as defined under “—Additional Amounts”), with respect to the notes or a guarantee of the notes is, or on the next date on which any amount would be payable in respect of the notes or a guarantee of the notes would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to such non-U.S. Payor (including the appointment of a new paying agent or the payment through another non-U.S. Payor).

In the case of any non-U.S. Payor, the Change in Tax Law must have become effective on or after the date of the applicable offering memorandum (or, if the applicable Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction after the date of the applicable offering memorandum, such a change that occurs after such later date). Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the non-U.S. Payor would be obligated to make such payment of Additional Amounts. Prior to the publication, mailing or delivery of any notice of redemption of the notes pursuant to the foregoing, the Issuer will deliver to the trustee (a) an officer’s certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing to the effect that the non-U.S. Payor would be obligated to pay Additional Amounts as a result of a Change in Tax Law. The trustee will accept such officer’s certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders.

The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor to a non-U.S. Payor is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein. The foregoing provisions will survive any termination, defeasance or discharge of the indentures.

Additional Amounts

After the occurrence of a Non-U.S. Domicile Transaction (as defined below) with respect to any Obligor or any successor in interest to an Obligor (each such Obligor or successor, a “non-U.S. Payor”), all payments made by a non-U.S. Payor on or with respect to the notes or any guarantee of the notes will be made without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other similar governmental charge (collectively, “Taxes”) unless such withholding or deduction is required by law or by the interpretation of administration of law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)

any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having power to tax) from or through which payment on the notes or any guarantee of the notes is made by or on behalf of a non-U.S. Payor, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(2)

any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a non-U.S. Payor that actually makes a payment on the notes or its guarantee of the notes is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax

(each of clauses (1) and (2), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to the notes or any guarantee of the notes, including payments of principal, redemption price, interest or premium, if any, the non-U.S. Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the holder after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on the notes or the guarantees of the notes in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(1)

any Taxes that would not have been so imposed or levied but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over, the relevant holder, if such holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such notes or any guarantee of the notes or the enforcement or receipt of any payment in respect thereof;

(2)

any Taxes that would not have been so imposed or levied if the holder of the note had complied with a reasonable request in writing of the non-U.S. Payor (such request being made at a time that would enable such holder acting reasonably to comply with that request) to make a declaration of nonresidence or any other claim or filing or satisfy any certification, identification, information or reporting requirement for exemption from, or reduction in the rate of, withholding to which it is entitled (provided that such declaration of nonresidence or other claim, filing or requirement is required by the applicable law, treaty, regulation or official administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, any such Taxes);

(3)	any Taxes that are payable otherwise than by withholding from a payment on or with respect to the notes or any guarantee of the notes;

(4)	any estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;

(5)

any Taxes imposed in connection with a note presented for payment (where presentation is required for payment) by or on behalf of a holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant note to, or otherwise accepting payment from, another paying agent;

(6)

any Taxes payable under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the date of the applicable offering memorandum (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant thereto, and any intergovernmental agreements implementing the foregoing (including any legislation or other official guidance relating to such intergovernmental agreements); or

(7)	any combination of the above.

Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the note for payment (where presentation is required) within 30 days after the relevant payment was due and first made available for payment to the holder (provided that notice of such payment is given to the holders), except to the extent that the holder or beneficial owner or other such person would have been entitled to Additional Amounts on presenting the note for payment on any date during such 30-day period or (y) where, had the beneficial owner of the note been the holder of the note, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (7) inclusive above.

The non-U.S. Payors will (i) make or cause to be made any required withholding or deduction and (ii) remit or cause to be remitted the full amount deducted or withheld to the relevant taxing authority of the Relevant Taxing Jurisdiction in accordance with applicable law. The non-U.S. Payors will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant taxing authority of each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the trustee and the holders. If, notwithstanding the efforts of such non-U.S. Payors to obtain such receipts, the same are not obtainable, such non-U.S. Payors will provide the trustee and the holders with other reasonable evidence.

If any non-U.S. Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the notes, at least 30 days prior to the date of such payment, the non-U.S. Payor will deliver to the trustee an officer’s certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the paying agent to pay Additional Amounts to holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the non-U.S. Payor shall deliver such officer’s certificate and such other information as promptly as practicable after the date that is 30 days prior to the payment date). The trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary.

Wherever in the indentures, the notes, any guarantee of the notes or this “Description of Notes” there is mention of, in any context:

(1)	the payment of principal;

(2)	redemption prices or purchase prices in connection with a redemption or purchase of notes;

(3)	interest; or

(4)	any other amount payable on or with respect to any of the notes or any guarantee of the notes;

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The non-U.S. Payors will pay any present or future stamp, court or documentary Taxes, or any other excise, property or similar Taxes that arise in any Relevant Taxing Jurisdiction from the execution, delivery, issuance, initial resale, registration or enforcement of any notes, the indentures or any other document or instrument in relation thereto (other than a transfer of the notes). The foregoing obligations will survive any termination, defeasance or discharge of the indentures and will apply mutatis mutandis to any jurisdiction in which any successor to a non-U.S. Payor is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

Purchase of Notes upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our option to redeem the notes as described above under “—Optional Redemption” or “—Redemption for Taxation Reasons” each holder of notes will have the right to require that we purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at our option, prior to and conditioned on the occurrence of, any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, we must deliver a notice to each holder of notes, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent and, if the notice is sent prior to the Change of Control, no earlier than the date of the occurrence of the Change of Control, other than as may be required by law (the “Change of Control

Payment Date”). The notice will, if sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of definitive notes electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice. Holders of global notes must transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent and DTC (in the case of global notes), in each case prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

Our ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources and, accordingly, sufficient funds may not be available when necessary to make any required purchases.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements applicable to such an offer had it been made by us, and such third party purchases all notes properly tendered and not withdrawn under its offer. In addition, we may not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indentures, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any such securities laws or regulations conflict with the “Change of Control Triggering Event” provisions of the indentures, we will comply with those securities laws and regulations and shall not be deemed to have breached our obligations under the “Change of Control Triggering Event” provisions of the indentures by virtue of any such conflict.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)

in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such person; and

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Issuer and the assets of its subsidiaries taken as a whole to any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than to us or one of our subsidiaries);

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” of related persons (as such terms are defined in Section 13(d)(3) of the Exchange Act) other than (a) the Issuer or one of its subsidiaries or (b) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Issuer’s Voting Stock or other Voting Stock into which its Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)

the Issuer consolidates with or merges with or into, any person, or any person consolidates with or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the Issuer’s outstanding Voting Stock or of such other person is converted into or exchanged for cash, securities or other property; or

(4)	the adoption of a plan relating to the liquidation or dissolution of the Issuer in connection with a bankruptcy or insolvency proceeding.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (A) the Issuer becomes a direct or indirect wholly-owned subsidiary of another person and (B) (i) the shares of the Issuer’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such person immediately after giving effect to such transaction; or (ii) immediately following that transaction no person (other than a person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such person.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), or, if applicable, the equivalent investment grade credit rating from any Substitute Rating Agency.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P, and if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a Substitute Rating Agency in lieu thereof.

“Rating Event” means the notes cease to be rated Investment Grade by both Rating Agencies on any day during the period (the “Trigger Period”) commencing on the earlier of (a) the first public notice of the occurrence of a Change of Control or (b) the public announcement by us of our intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible rating downgrade by either of the Rating Agencies). If either Rating Agency is not providing a rating of the notes on any day during the Trigger Period for any reason, the rating of such Rating Agency shall be deemed to have ceased to be rated Investment Grade during the Trigger Period.

“S&P” means S&P’s Ratings Services, a division of S&P Global Inc., and its successors.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of the board of directors of the Issuer or a committee thereof) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Voting Stock” of any specified person as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors or managers of such person (or, if such person is a partnership, the board of directors or other governing body of the general partner of such person).

Certain Covenants

The indentures contain the following covenants:

Limitation on Secured Debt

The Issuer will not (nor will the Issuer permit any of its subsidiaries to) create, assume, or guarantee any Secured Debt without making effective provision for securing the notes equally and ratably with such Secured Debt. This covenant does not apply to debt secured by:

(1)

purchase money mortgages created to secure payment for the acquisition, construction or improvement of any property including, but not limited to, any Indebtedness incurred by the Issuer or a subsidiary of the Issuer prior to, at the time of, or within 18 months after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operations of such property, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;

(2)

mortgages, pledges, liens, security interests or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by the Issuer or a subsidiary of the Issuer, provided such security interests are not created in anticipation or in furtherance of such acquisition;

(3)	security interests on property of any person existing at the time such person becomes a subsidiary;

(4)

security interests on property of a person existing at the time such person is merged or amalgamated into or otherwise consolidated with the Issuer or a subsidiary of the Issuer or at the time of a sale, lease, or other disposition of the properties of a person as an entirety or substantially as an entirety to the Issuer or a subsidiary of the Issuer; provided that no such security interests shall extend to any other Principal Property (as defined below) of the Issuer or such subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;

(5)

security interests on property of the Issuer or property of a subsidiary of the Issuer in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure Indebtedness of the pollution control or industrial revenue type) in order to permit the Issuer or any subsidiary of the Issuer to perform a contract or to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(6)	security interests on any property or assets of the Issuer or any subsidiary of the Issuer to secure Indebtedness owing by it to the Issuer or any subsidiary of the Issuer;

(7)

liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(8)

liens encumbering customary initial deposits and margin deposits and other liens in the ordinary course of business, in each case securing Indebtedness under any interest swap obligations and currency agreements and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed to protect the Issuer or any of its subsidiaries from fluctuations in interest rates or currencies; or

(9)

any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing clauses (1)-(8); to the extent that the principal amount thereof is not increased other than by transaction costs and premiums, if any, and no additional Principal Property other than Principal Property permitted to be so secured under the foregoing clauses (1)-(8) is subject thereto.

For the purposes of determining compliance with this covenant, in the event that any Secured Debt meets the criteria of more than one of the types of Secured Debt described above, the Issuer, in its sole discretion, will classify such Secured Debt and only be required to include the amount and type of such Secured Debt in one of clauses (1) through (9) above or under the provision described in “—Exempted Indebtedness” below, and Secured Debt may be divided and classified at the time of incurrence into more than one of the types of Secured Debt described above or under the provision described in “—Exempted Indebtedness” below.

Limitation on Sale and Lease-Back Transactions

The Issuer will not (nor will the Issuer permit any of its subsidiaries to) enter into any sale and lease-back transaction for the sale and leasing back of any Principal Property (a “Sale and Lease-Back Transaction”), whether now owned or hereafter acquired, of the Issuer or any subsidiary of the Issuer, unless:

(1)	such transaction was entered into prior to the issue date of the notes;

(2)	such transaction involves a lease for less than three years;

(3)

such transaction involves the sale and leasing back to the Issuer of any Principal Property by one of its subsidiaries, the sale and leasing back to one of the Issuer’s subsidiaries by the Issuer or the sale and leasing back to one of the Issuer’s subsidiaries by another of the Issuer’s subsidiaries;

(4)

the Issuer or such subsidiary would be entitled to incur Secured Debt on the Principal Property to be leased in an amount at least equal to the Attributable Liens (as defined below) with respect to such sale and lease-back transaction without equally and ratably securing the notes pursuant to the covenant described under the caption “—Limitation on Secured Debt” above; or

(5)

the Issuer applies an amount equal to the fair market value of the Principal Property sold, within 180 days of such sale and lease-back transaction, to any of (or a combination of) (a) the prepayment or retirement of the notes, (b) the prepayment or retirement of Indebtedness for borrowed money of the Issuer or a subsidiary of the Issuer (other than Indebtedness that is contractually subordinated to the notes) or (c) the purchase, construction, development, expansion or improvement of Principal Property.

Exempted Indebtedness

Notwithstanding the limitations on Secured Debt and Sale and Lease-Back Transactions described above, the Issuer and any one or more of its subsidiaries may, without securing the notes, issue, assume, or guarantee Secured Debt or enter into any Sale and Lease-Back Transaction that would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (other than Secured Debt permitted under the foregoing exceptions) and the Attributable Liens of Sale and Lease-Back Transactions, other than Sale and Lease-Back Transactions described in the preceding paragraph, at such time does not exceed the greater of (i) 15% of the Consolidated Net Tangible Assets of the Issuer calculated as of the date of the creation or incurrence of such Secured Debt or Sale and Lease-Back Transactions and (ii) $1,750 million (in the case of each of the April 2019 indenture, the April 2020 indenture, the May 2020 indenture or the June 2020 indenture), in each case after giving effect to such incurrence and the application of the proceeds therefrom.

Limitation on Mergers and Other Transactions

None of the Obligors may consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any person, which we refer to as a “successor person,” unless:

(1)

such Obligor is the surviving person or the successor person (if other than an Obligor) is a person organized and validly existing under the laws of any U.S. domestic jurisdiction, any current or former member state of the European Union, Canada or any province of Canada, the United Kingdom, Switzerland, the Republic of Singapore, Bermuda or the Cayman Islands and expressly assumes by supplemental indenture such Obligor’s obligations on the notes and under the indentures (any such transaction resulting in an entity organized or existing under the laws of any jurisdiction other than a U.S. domestic jurisdiction, a “Non-U.S. Domicile Transaction”);

(2)	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing under the indentures; and

(3)

we have delivered to the trustee prior to the consummation of the proposed transaction an officer’s certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and the supplemental indenture comply with the indentures.

Reports

The indentures provide that a copy of any document or report that the Issuer is required to file with the Securities and Exchange Commission (“SEC”) pursuant to Section 13 or 15(d) of the Exchange Act will be delivered to the trustee within 30 days after such document or report is required to be filed with the SEC. Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee as of the time such documents are filed via EDGAR, it being understood that the trustee shall not be responsible for determining whether such filings have been made. Delivery of the information, documents and other reports described above to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Obligors’ compliance with any of the covenants under the indentures (as to which the trustee is entitled to conclusively rely on an officer’s certificate).

So long as an Obligor complies with, or would comply with, the requirements of Rule 13-01 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the notes pursuant to this covenant may, at the option of the Issuer, be filed by and be those of such Obligor rather than the Issuer.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Attributable Liens” means, in connection with a Sale and Lease-Back Transaction, the lesser of:

(1)	the fair market value of the assets subject to such transaction (as determined in good faith by the board of directors of the Issuer or a committee thereof); and

(2)

the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the indentures (which may include debt securities in addition to the notes) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a person incurred with respect to real property or equipment acquired or leased by such person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Consolidated Net Tangible Assets” of any specified person means, as of any date on which we effect a transaction requiring such Consolidated Net Tangible Assets to be measured hereunder, the aggregate amount of all assets of such person and its subsidiaries on a consolidated basis (less applicable reserves) after deducting therefrom: (a) all current liabilities, except for current maturities of long-term debt and obligations under Capital Leases; and (b) intangible assets, to the extent included in said aggregate amount of assets, as of the end of our most recently completed accounting period for which financial statements are then available and computed in accordance with GAAP applied on a consistent basis.

“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the issue date.

“Indebtedness” of any specified person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following receipt by such person of a demand for reimbursement following payment on the letter of credit)) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet). In addition, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of the specified person in accordance with GAAP:

(1)	all Indebtedness of others secured by a lien on any asset of the specified person (whether or not such Indebtedness is assumed by the specified person); and

(2)	to the extent not otherwise included, any guarantee by the specified person of Indebtedness of any other person.

Notwithstanding the foregoing, the term “Indebtedness” excludes any indebtedness of the Issuer or any of the Issuer’s subsidiaries to the Issuer or a subsidiary of the Issuer.

“Principal Property” means the land, improvements, buildings, fixtures and/or equipment (including any leasehold interest therein) constituting any manufacturing, assembly or test plant, distribution center, research facility, design facility, administrative facility, or sales and marketing facility (in each case, whether now owned or hereafter acquired) which is owned or leased by the Issuer or any of its subsidiaries, unless such plant, center or facility has a fair market value of less than $10 million or unless the board of directors of the Issuer or a committee thereof has determined in good faith that such office, plant, center or facility is not of material importance to the total business conducted by the Issuer and its subsidiaries taken as a whole. Notwithstanding the foregoing, the land, improvements, buildings, fixtures and/or equipment (including any leasehold interest therein) constituting (i) the principal corporate offices or primary campuses of the Issuer (whether owned or leased by the Issuer or a wholly- owned subsidiary of the Issuer) and (ii) the office campus located in Irvine, California, in each case shall not constitute Principal Property.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Secured Debt” means indebtedness for borrowed money that is secured by a security interest in any Principal Property.

Events of Default

Each of the following is an “event of default” with respect to the notes:

(1)

default in the payment of any interest, including any additional interest, on the notes of such series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of such 30-day period);

(2)	default in the payment of principal of the notes of such series when due and payable;

(3)

default in the performance or breach of any other covenant or warranty by us in the indentures (other than a covenant or warranty that has been included in the indentures solely for the benefit of a series of debt securities other than the notes of such series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding notes of such series as provided in the indentures;

(4)	certain events of bankruptcy, insolvency or reorganization of the Issuer or any Guarantor; and

(5)	except as permitted under the indentures, any Guarantee shall for any reason cease to exist or shall not be in full force and effect and enforceable in accordance with its terms.

No event of default with respect to a series of notes (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements that may be in existence from time to time. In addition, the occurrence of certain events of default or acceleration under the indentures may constitute an event of default under certain of the Obligors’ other indebtedness that may be outstanding from time to time.

If an event of default with respect to a series of notes occurs and is continuing (other than an event of default regarding certain events of bankruptcy, insolvency or reorganization of the Issuer or Guarantors), then the trustee or the holders of not less than 25% in principal amount of the outstanding notes of that series may declare the principal amount of and accrued and unpaid interest, if any, on all notes of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of the Issuer or the Guarantors, the principal of and accrued and unpaid interest, if any, on all outstanding notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding notes. At any time after such a declaration of acceleration with respect to a series of notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the indentures, the holders of a majority in principal amount of the outstanding notes of that series, by written notice to us and the trustee, may rescind and annul such a declaration and its consequences if all events of default with respect to the notes of that series, other than the non-payment of accelerated principal and interest, if any, with respect to the notes of that series, have been cured or waived as provided in the indentures.

The indentures provide that the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indentures at the request or direction of any of the holders of notes, unless such holders have offered (and if requested, provided) the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to certain rights of the trustee, the holders of a majority in principal amount of the notes of the affected series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of such series.

No holder of any note of any series has any right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any remedy under the indentures, unless:

•	that holder has previously given written notice to the trustee of a continuing event of default with respect to the notes of that series; and

•

the holders of at least 25% in principal amount of the notes of that series shall have made written request to the trustee, and offered (and if requested, provided) indemnity or security satisfactory to the trustee, to institute proceedings in respect of such event of default in its own name as trustee under the indentures, and the trustee has not received from the holders of a majority in principal amount of the outstanding notes of that series a direction inconsistent with such written request and has failed to institute such proceeding within 60 days after receipt of such notice, request and offer of indemnity or security.

The indentures require us, within 120 days after the end of the Issuer’s fiscal year, to furnish to the trustee a statement as to compliance with the indentures. The indentures provide that the trustee may withhold notice to the holders of the notes of any default or event of default (except in payment on any notes of that series) with respect to notes of that series if it in good faith determines that withholding notice is in the interest of the holders of those notes.

Modification and Waiver

Except as described below, we may modify and amend the indentures and the notes only with the consent of the holders of at least a majority in principal amount of the notes of a series. We may not make any modification or amendment without the consent of each holder of each affected series of notes issued under the indentures then outstanding if that amendment will:

•	reduce the principal amount of notes of a series whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any note;

•	reduce the principal of or premium on or change the fixed maturity of any note;

•

waive a default in the payment of the principal of, or premium and interest on, any note (except a rescission of acceleration of notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium and interest on, any note payable in currency other than U.S. dollars;

•

amend the contractual right to institute suit for the enforcement of any payment of the principal of, and premium and interest (including Additional Amounts) on, the notes on or after the due dates expressed or provided for in such notes;

•	make any change to the provisions relating to waivers or amendments;

•	waive a redemption payment with respect to any note; provided that such redemption is made at our option;

•	make any change to the provisions relating to the guarantee by the Guarantors in any manner adverse to the holders of the notes; or

•

make any change in the provisions of the indentures described under “—Additional Amounts” that adversely affects the right of any holder of such notes or amends the terms of such notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the non-U.S. Payor agrees to pay Additional Amounts, if any, in respect thereof.

Except for certain specified provisions, the holders of at least a majority in principal amount of the notes of a series may on behalf of the holders of all notes of such series waive our compliance with provisions of the indentures. The holders of a majority in principal amount of the notes may on behalf of the holders of all notes waive any past default under the indentures with respect to the notes and its consequences, except a default in the payment of the principal of, or premium and any interest on, the notes; provided, however, that the holders of a majority in principal amount of the outstanding notes of a series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Notwithstanding the foregoing, without the consent of any holder of notes, we and the trustee may modify and amend the indentures or the notes to:

•

cure any ambiguity, to correct any mistake, to correct or supplement any provision in the indentures that may be defective or inconsistent with any other provision in the indentures, or to make other provisions in regard to matters or questions arising under the indentures;

•

evidence that another person has become a successor of an Obligor and that the successor assumes such Obligor’s covenants, agreements, and obligations in the indentures and in the notes in accordance with the indentures;

•	add any additional events of default for the benefit of the holders of all or any series of notes;

•	conform any provision in the indentures to this “Description of Notes;”

•	secure the notes;

•	provide for uncertificated notes in addition to or in place of certificated notes (provided, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code);

•	make any change that does not adversely affect the rights of any holder of notes;

•

evidence and provide for the acceptance of appointment of a successor trustee with respect to the notes and add to or change any provisions of the indentures as necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee; or

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Defeasance and Discharge

Legal Defeasance. The indentures provide that we may be discharged from any and all obligations in respect of the notes (except for certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the notes on the stated maturity of those payments in accordance with the terms of the indentures and the notes.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indentures, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders and beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indentures provide that upon compliance with certain conditions:

•	we may omit to comply with most covenants set forth in the indentures; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the notes, or covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the notes on the stated maturity of those payments in accordance with the terms of the indentures and the notes; and

•

delivering to the trustee an opinion of counsel to the effect that the holders and beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Satisfaction and Discharge

The indentures will be discharged and cease to be of any further effect (except as to the surviving rights of the trustee and the Issuer’s obligations in connection therewith and of registration or exchange of notes, as expressly provided for in the indentures) as to all outstanding notes of any series if:

•	we have delivered to the trustee for cancellation all notes of that series (with certain limited exceptions); or

•

all notes of that series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and in any such case we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those notes;

and if, in either case, we also pay or cause to be paid all other sums payable under the indentures by us and deliver to the trustee an officer’s certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indentures have been complied with.

Book-Entry, Delivery and Form

The notes are issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes were issued only against payment in immediately available funds.

The global notes were deposited upon issuance with the trustee as custodian for DTC, and registered in the name of DTC or its nominee in each case for credit to an account of a direct or indirect participant in DTC as described below. Global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the global notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC). Beneficial interests in the global notes may not be exchanged for notes in certificated form (“certificated notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Exchange of Global Notes for Certificated Notes

The global notes are exchangeable for certificated notes in definitive, fully registered form without interest coupons only in the following limited circumstances:

•

DTC (1) notifies us that it is unwilling or unable to act as a depositary for such global note or (2) ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days; or

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of the certificated notes.

In all cases, certificated notes delivered in exchange for any global notes or beneficial interests therein will be registered in such names as DTC shall direct in writing in an aggregate principal amount equal to the principal amount of the global notes with like tenor and terms.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We do not take any responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of the global notes, DTC will credit the accounts of the Participants designated by the trustee with portions of the principal amount of the global notes; and

•

ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

Investors in the global notes who are Participants may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described above, owners of beneficial interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indentures for any purpose.

Payments in respect of the principal of, and interest, additional interest and premium, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the notes under the indentures. Under the terms of the indentures, we and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we nor the trustee nor any of our respective agents has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global notes for certificated notes, and to distribute such notes to the Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our respective agents (including, without limitation, the exchange agent) will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Payment and Paying Agents

Payments on the global notes will be made in U.S. dollars by wire transfer. If we issue definitive notes, the holders of definitive notes will be able to receive payments of principal of and interest on their notes at the office of our paying agent. Payment of principal of a definitive note may be made only against surrender of the note to our paying agent. We have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.

We will make any required interest payments to the person in whose name a note is registered at the close of business on the record date for the interest payment.

The trustee will be designated as our paying agent for payments on the notes. We may from time to time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Notices

Any notices required to be given to the holders of the notes will be given to DTC, as the registered holder of the global notes. In the event that the global notes are exchanged for notes in definitive form, notices to holders of the notes will be delivered to the addresses that appear on the register of noteholders maintained by the registrar.

The Trustee

The trustee’s current address is Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attn: Broadcom Inc. Administrator.

The indentures provide that, except during the continuance of an event of default, the trustee will perform only those duties that are specifically set forth in the indentures and no others. If an event of default has occurred and is continuing, the trustee shall exercise the rights and powers vested in it by the indentures and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indentures and provisions of the Trust Indenture Act, incorporated by reference in the indentures contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest (as defined in the indentures or in the Trust Indenture Act), it must eliminate that conflict or resign.

Governing Law

The indentures and the notes, including any claim or controversy arising out of or relating to the indentures or the notes, are governed by the laws of the State of New York.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations relevant to the exchange of the outstanding notes for the exchange notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the Code, United States Treasury Regulations issued thereunder, administrative rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and do not intend to seek any rulings from the United States Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take positions concerning the tax consequences of the exchange of the outstanding notes for the exchange notes pursuant to the exchange offer that are different from those discussed below or that any such positions would not be sustained.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the Medicare contribution tax on net investment income. In addition it does not address consequences to holders subject to special rules under U.S. federal income tax laws, such as:

•	banks, thrifts and other financial institutions;

•	controlled foreign corporations and passive foreign investment companies;

•	U.S. expatriates;

•	insurance companies;

•	dealers in securities or currencies and traders in securities that have elected the mark-to-market method of accounting for their securities;

•	entities or arrangements treated as partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or investors in such entities or arrangements;

•	United States persons (as defined in the Code) whose functional currency is not the United States dollar;

•	holders subject to the alternative minimum tax;

•	tax-exempt organizations;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement;

•	regulated investment companies and real estate investment trusts; and

•	persons holding the notes as part of a straddle, hedge, conversion transaction or other integrated transaction for tax purposes.

Holders of the notes should consult their advisors concerning the application of U.S. federal income, estate and gift tax laws, as well as the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty, to their particular situations.

Exchange Pursuant to the Exchange Offer

The exchange of the outstanding notes for the exchange notes in the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the outstanding notes of the applicable series. Accordingly, the exchange of outstanding notes for exchange notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the outstanding notes exchanged therefor and the same tax consequences to holders as the exchange notes have to holders, including, without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 180 days after the day the registered exchange offer expires (or such shorter period if a broker-dealer is no longer required to deliver a prospectus), we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may request in the letter of transmittal.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with this exchange offer with respect to U.S. law will be passed upon for us by Latham & Watkins LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Current Report on Form 8-K dated June 26, 2020 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended November 3, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the CA, Inc. business the registrant acquired during 2019) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Broadcom Inc.

Exchange Offer for

$525,342,000 3.125% Senior Notes due 2021

$692,841,000 3.125% Senior Notes due 2022

$1,044,409,000 3.625% Senior Notes due 2024

$2,500,000,000 4.250% Senior Notes due 2026

$3,000,000,000 4.750% Senior Notes due 2029

$2,250,000,000 4.700% Senior Notes due 2025

$2,250,000,000 5.000% Senior Notes due 2030

$1,000,000,000 2.250% Senior Notes due 2023

$2,250,000,000 3.150% Senior Notes due 2025

$2,750,000,000 4.150% Senior Notes due 2030

$2,000,000,000 4.300% Senior Notes due 2032

$1,695,320,000 3.459% Senior Notes due 2026

$2,222,349,000 4.110% Senior Notes due 2028

PROSPECTUS

                    , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Broadcom Inc. and Broadcom Technologies Inc.

Each of Broadcom Inc. and Broadcom Technologies Inc. (the “Delaware Corporations”) is a Delaware corporation and the DGCL contains, among other things, provisions regarding directors’ liability and the extent to which a company may indemnify its directors.

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The amended and restated certificate of incorporation of Broadcom Inc. and the certificate of incorporation of Broadcom Technologies Inc., in each case as currently in effect, provide that its directors and officers will be indemnified by Broadcom Inc. and Broadcom Technologies Inc., as the case may be, to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses, liabilities and loss incurred in connection with their service as a director or officer on behalf of the corporation.

As permitted by Section 102(b)(7) of the DGCL, the amended and restated certificate of incorporation of Broadcom Inc. and the certificate of incorporation of Broadcom Technologies Inc., in each case as currently in effect, provide that a director shall not be personally liable to such Delaware Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL, as the same exists or may hereafter be amended to further limit or eliminate such liability.

Broadcom Inc. has also entered into certain indemnification agreements with its directors and officers. The indemnification agreements provide the directors and officers of Broadcom Inc. with certain contractual indemnification, advancement and related rights to the maximum extent permitted by the DGCL.

As permitted by Section 145(g) of the DGCL, Broadcom Inc. may also maintain directors’ and officers’ insurance which insures the directors and officers of Broadcom Inc. and its affiliates against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Broadcom Inc. amended and restated certificate of incorporation, amended and restated bylaws or otherwise.

Broadcom Corporation

Section 317(b) of the California Corporations Code (the “California Code”), empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, as defined in that section, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Section 317(c) of the California Code further empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 317 of the California Code further provides that indemnification is precluded under certain circumstances, including, (i) in respect of a claim, issue or matter as to which the person has been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court determines (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval, and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in Section 317(b) or Section 317(c) or in defense of any claim, issue or matter therein, such agent will be indemnified against expenses actually and reasonably incurred in connection therewith. Otherwise, Section 317 requires that indemnification must be authorized in each specific instance by either a majority vote of a quorum consisting of directors who are not parties to such proceeding, by independent legal counsel in a written opinion if such a quorum of directors is not obtainable, by approval of the shareholders, with shares owned by the person to be indemnified not being entitled to vote, or by the court in which the proceeding is or was pending upon application by the corporation or an agent or attorney or other person rendering services in connection with the defense. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it is ultimately determined that such person is not entitled to be indemnified under Section 317.

Section 317 of the California Code also provides that the indemnification provided for under Section 317 shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent such additional rights are properly authorized. The indemnification provided for under Section 317 for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. The rights to such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of such person’s heirs, executors and administrators. Section 317 also empowers the corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.

The amended and restated articles of incorporation of Broadcom Corporation provide that the corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterred directors, or otherwise in excess of the indemnification otherwise permitted by Section 317, subject only to the applicable limits set forth in Section 204 of the California Code with respect to actions for breach of duty to the corporation and its shareholders. Pursuant to this provision, Broadcom Corporation’s bylaws provide for indemnification of Broadcom Corporation’s directors and officers. In addition, Broadcom Corporation may, at its discretion, provide indemnification to persons whom it is not obligated to indemnify, including its employees and other agents. The bylaws also allow Broadcom Corporation to enter into indemnity agreements with individual directors, officers, employees and other agents. These provisions may require Broadcom Corporation, among other things, to indemnify directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the California Code and Broadcom Corporation’s bylaws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

(b) Financial Statement Schedules

Financial schedules are omitted because they are not applicable or the information is incorporated herein by reference.

ITEM 22. UNDERTAKINGS

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description

3.1(1)	Amended and Restated Certificate of Incorporation of Broadcom Inc.

3.2(2)	Certificate of Designation of the 8.00% Mandatory Convertible Preferred Stock, Series A, of Broadcom Inc.

3.3(3)	Amended and Restated Bylaws of Broadcom Inc.

3.4*	Certificate of Incorporation of Broadcom Technologies Inc.

3.5*	Bylaws of Broadcom Technologies Inc.

3.6*	Amended and Restated Articles of Incorporation of Broadcom Corporation

3.7(4)	Amended and Restated Bylaws of Broadcom Corporation

4.1(5)	Indenture, dated as of April 5, 2019, by and among the Issuer, the Guarantors thereto and Wilmington Trust, National Association, as trustee

4.2	Form of 3.125% Senior Notes due 2021 (included in Exhibit 4.1)

4.3	Form of 3.125% Senior Notes due 2022 (included in Exhibit 4.1)

4.4	Form of 3.625% Senior Notes due 2024 (included in Exhibit 4.1)

4.5	Form of 4.250% Senior Notes due 2026 (included in Exhibit 4.1)

4.6	Form of 4.750% Senior Notes due 2029 (included in Exhibit 4.1)

4.7(6)	Registration Rights Agreement, dated as of April 5, 2019, by and among the Issuer, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several initial purchasers of the Notes

4.8(7)	Indenture, dated as of April 9, 2020, by and among the Issuer, the Guarantors thereto and Wilmington Trust, National Association, as trustee

4.9	Form of 4.700% Senior Notes due 2025 (included in Exhibit 4.8)

4.10	Form of 5.000% Senior Notes due 2030 (included in Exhibit 4.8)

4.11(8)	Registration Rights Agreement, dated as of April 9, 2020, by and among the Issuer, the Guarantors and J.P. Morgan Securities LLC, as representatives of the several initial purchasers of the Notes

4.12(9)	Indenture, dated as of May 8, 2020, by and among the Issuer, the Guarantors thereto and Wilmington Trust, National Association, as trustee

4.13	Form of 2.250% Senior Notes due 2023 (included in Exhibit 4.12)

4.14	Form of 3.150% Senior Notes due 2025 (included in Exhibit 4.12)

4.15	Form of 4.150% Senior Notes due 2030 (included in Exhibit 4.12)

4.16	Form of 4.300% Senior Notes due 2032 (included in Exhibit 4.12)

4.17(10)	Registration Rights Agreement, dated as of May 8, 2020, by and among the Issuer, the Guarantors and Citigroup Global Markets Inc., HSBC Securities (USA) Inc. J.P. Morgan Securities LLC and Wells Fargo Securities, LLC as representatives of the several initial purchasers of the Notes

4.18(11)	Indenture, dated as of May 21, 2020, by and among the Issuer, the Guarantors thereto and Wilmington Trust, National Association, as trustee

4.19	Form of 3.459% Senior Notes due 2026 (included in Exhibit 4.18)

4.20	Form of 4.110% Senior Notes due 2028 (included in Exhibit 4.18)

Exhibit No.	Description

4.21(12)	Registration Rights Agreement, dated as of May 21, 2020, by and among the Issuer, the Guarantors and Barclays Capital Inc. and Credit Suisse Securities (USA) LLC as deal-managers in connection with the Exchange Offer

5.1*	Opinion of Latham & Watkins LLP

21*	List of Subsidiaries of Broadcom Inc., Broadcom Corporation and Broadcom Technologies Inc.

23.1*	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 above)

24	Powers of Attorney (included in the signature pages to this registration statement)

25*	Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, National Association (Form T-1)

99.1*	Form of Letter of Transmittal with Respect to the Exchange Offer

99.2*	Form of Letter to DTC Participants Regarding the Exchange Offer

99.3*	Form of Letter to Beneficial Holders Regarding the Exchange Offer

(1)	Filed as Exhibit 3.1 to Broadcom’s Current Report on Form 8-K12B filed on April 4, 2018 and incorporated by reference herein.
(2)	Filed as Exhibit 3.1 to Broadcom’s Current Report on Form 8-K filed on September 30, 2019 and incorporated by reference herein.
(3)	Filed as Exhibit 3.2 to Broadcom’s Current Report on Form 8-K12B filed on April 4, 2018 and incorporated by reference herein.
(4)	Filed as Exhibit 3.2 to Broadcom Corporation’s Current Report on Form 8-K filed on February 2, 2016 and incorporated by reference herein.
(5)	Filed as Exhibit 4.1 to Broadcom’s Current Report on Form 8-K filed on April 5, 2019 and incorporated by reference herein.
(6)	Filed as Exhibit 4.7 to Broadcom’s Current Report on Form 8-K filed on April 5, 2019 and incorporated by reference herein.
(7)	Filed as Exhibit 4.1 to Broadcom’s Current Report on Form 8-K filed on April 9, 2020 and incorporated by reference herein.
(8)	Filed as Exhibit 4.4 to Broadcom’s Current Report on Form 8-K filed on April 9, 2020 and incorporated by reference herein.
(9)	Filed as Exhibit 4.1 to Broadcom’s Current Report on Form 8-K filed on May 8, 2020 and incorporated by reference herein.
(10)	Filed as Exhibit 4.6 to Broadcom’s Current Report on Form 8-K filed on May 8, 2020 and incorporated by reference herein.
(11)	Filed as Exhibit 4.1 to Broadcom’s Current Report on Form 8-K filed on May 21, 2020 and incorporated by reference herein.
(12)	Filed as Exhibit 4.4 to Broadcom’s Current Report on Form 8-K filed on May 21, 2020 and incorporated by reference herein.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 26th day of June 2020.

Broadcom Inc.

By:	/s/ Hock E. Tan
Hock E. Tan
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Hock E. Tan, Thomas H. Krause, Jr. and Mark Brazeal, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 26, 2020.

Name	Title	Date

/s/ Hock E. Tan	President and Chief Executive Officer and Director (Principal Executive Officer)	June 26, 2020
Hock E. Tan

/s/ Thomas H. Krause, Jr.	Chief Financial Officer (Principal Financial Officer)	June 26, 2020
Thomas H. Krause, Jr.

/s/ Kirsten M. Spears	Principal Accounting Officer	June 26, 2020
Kirsten M. Spears

/s/ Henry Samueli	Chairman of the Board of Directors	June 26, 2020
Henry Samueli

	Director	, 2020
Diane M. Bryant

/s/ Gayla J. Delly	Director	June 26, 2020
Gayla J. Delly

	Director	, 2020
Raul J. Fernandez

Name	Title	Date

/s/ Eddy W. Hartenstein	Director	June 26, 2020
Eddy W. Hartenstein

/s/ Check Kian Low	Director	June 26, 2020
Check Kian Low

/s/ Justine F. Page	Director	June 26, 2020
Justine F. Page

/s/ Harry L. You	Director	June 26, 2020
Harry L. You

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 26th day of June 2020.

Broadcom Technologies Inc.

By:	/s/ Hock E. Tan
Hock E. Tan
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Hock E. Tan and Thomas H. Krause, Jr., and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 26, 2020.

Name	Title	Date

/s/ Hock E. Tan	President and Chief Executive Officer and Director (Principal Executive Officer)	June 26, 2020
Hock E. Tan

/s/ Thomas H. Krause, Jr. Thomas H. Krause, Jr.	Chief Financial Officer, Secretary, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 26th day of June 2020.

Broadcom Corporation

By:	/s/ Hock E. Tan
Hock E. Tan
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Hock E. Tan and Thomas H. Krause, Jr., and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of June 26, 2020.

Name	Title	Date

/s/ Hock E. Tan Hock E. Tan	President and Chief Executive Officer and Director (Principal Executive Officer)	June 26, 2020

/s/ Thomas H. Krause, Jr. Thomas H. Krause, Jr.	Chief Financial Officer, Secretary and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 26, 2020

/s/ Ivy Pong Ivy Pong	Vice President Tax and Director	June 26, 2020